Wright Medical Technology, Inc.



                                     $85,000,000


                         11 3/4 % Senior Secured Step-Up Notes

                                  due July 1, 2000



                                  FORM OF INDENTURE
                              Dated as of August 6, 1997

                         State Street Bank and Trust Company

                                       Trustee




                                                  Page 18 of 155


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                                TABLE OF CONTENTS

Article 1  Definitions And Incorporation By Reference.........................1

   Section 1.01.  Definitions.................................................1
   Section 1.02.  Other Definitions..........................................12
   Section 1.03.  Incorporation By Reference Of Trust Indenture Act..........12
   Section 1.04.  Conflict With Trust Indenture Act..........................13
   Section 1.05.  Rules Of Construction......................................13

Article 2  The Securities....................................................13

   Section 2.01.  Form And Dating............................................13
   Section 2.02.  Execution And Authentication...............................14
   Section 2.03.  Registrar And Paying Agent.................................15
   Section 2.04.  Paying Agent To Hold Money In Trust........................15
   Section 2.05.  Securityholder Lists.......................................16
   Section 2.06.  Transfer And Exchange......................................16
   Section 2.07.  Replacement Securities.....................................21
   Section 2.08.  Outstanding Securities.....................................22
   Section 2.09.  Treasury Securities........................................22
   Section 2.10.  Temporary Securities.......................................22
   Section 2.11.  Cancellation...............................................23
   Section 2.12.  Defaulted Interest.........................................23

Article 3  Redemption........................................................23

   Section 3.01.  Notices To Trustee.........................................23
   Section 3.02.  Selection Of Securities To Be Redeemed.....................23
   Section 3.03.  Notice Of Redemption.......................................24
   Section 3.04.  Effect Of Notice Of Redemption.............................25
   Section 3.05.  Deposit Of Redemption Price................................25
   Section 3.06.  Securities Redeemed In Part................................25
   Section 3.07.  Optional Redemption............................... ........25
   Section 3.08.  Offer To Redeem By Application Of Net Proceeds.............25

Article 4 Covenants..........................................................26

   Section 4.01.  Payment Of Securities......................................26
   Section 4.02.  Sec Reports:  Financial Statements.........................27
   Section 4.03.  Compliance Certificate.....................................28
   Section 4.04.  Stay, Extension And Usury Laws.............................29
   Section 4.05.  Corporate Existence........................................29
   Section 4.06.  Taxes......................................................29
   Section 4.07.  Limitations On Restricted Payments.........................29
   Section 4.08.  Limitations On Incurrence Of Indebtedness And Issuance
                    Of Preferred Stock.......................................31
   Section 4.09.  Limitation On Liens........................................32
   Section 4.10.  Limitation On Granting Liens And Restrictions On
                     Subsidiary Dividends....................................33
   Section 4.11.  Limitations On Certain Asset Sales.........................34
   Section 4.12.  Change Of Control..........................................35
   Section 4.13.  Transactions With Affiliates...............................37
   Section 4.14.  Maintenance Of Consolidated Net Worth......................37
   Section 4.15.  Liquidation................................................37
   Section 4.16.  Rule 144a Information Requirement..........................38
   Section 4.17.  Payments For Consent.......................................38
   Section 4.18.  Restrictions On Indirect Subsidiaries......................38

Article 5 Successors.........................................................39

   Section 5.01.  When Company May Merge, Etc................................39


                                                  Page 19 of 155


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   Section 5.02.  Successor Corporation Substituted..........................39

Article 6 Defaults And Remedies..............................................40

   Section 6.01.  Events Of Default..........................................40
   Section 6.02.  Acceleration...............................................42
   Section 6.03.  Other Remedies.............................................42
   Section 6.04.  Waiver Of Past Defaults....................................42
   Section 6.05.  Control By Majority........................................42
   Section 6.06.  Limitation On Suits........................................43
   Section 6.07.  Rights Of Holders To Receive Payment.......................43
   Section 6.08.  Collection Suit By Trustee.................................43
   Section 6.09.  Trustee May File Proofs Of Claim...........................44
   Section 6.10.  Priorities.................................................44
   Section 6.11.  Undertaking For Costs......................................45

Article 7 Trustee, Collateral, Agent And Co-Trustee..........................45

   Section 7.01.  Duties Of Trustee..........................................45
   Section 7.02.  Rights Of Trustee..........................................46
   Section 7.03.  Individual Rights Of Trustee...............................46
   Section 7.04.  Trustee's Disclaimer.......................................47
   Section 7.05.  Notice Of Defaults.........................................47
   Section 7.06.  Reports By Trustee To Holders..............................47
   Section 7.07.  Compensation And Indemnity.................................47
   Section 7.08.  Replacement Of Trustee.....................................48
   Section 7.09.  Successor Trustee By Merger, Etc...........................49
   Section 7.10.  Eligibility; Disqualification..............................49
   Section 7.11.  Preferential Collection Of Claims Against Company..........49
   Section 7.12.  Appointment Of Co-Trustee And Collateral Agent.............49
   Section 7.13.  Trustee And Collateral Agent To Cooperate..................50

Article 8 Discharge Of Indenture.............................................50

   Section 8.01.  Termination Of Company's Obligations.......................50
   Section 8.02.  Application Of Trust Money.................................51
   Section 8.03.  Repayment To Company.......................................52
   Section 8.04.  Reinstatement..............................................52

Article 9 Amendments.........................................................52

   Section 9.01.  Without Consent Of Holders.................................52
   Section 9.02.  With Consent Of Holders....................................53
   Section 9.03.  Compliance With Trust Indenture Act........................53
   Section 9.04.  Revocation And Effect Of Consents..........................54
   Section 9.05.  Notation On Or Exchange Of Securities......................54
   Section 9.06.  Trustee Protected..........................................54

Article 10 Security..........................................................54

   Section 10.01.  Collateral Agreements.....................................54
   Section 10.02.  Recording, Etc............................................57
   Section 10.03.  Authorization Of Actions To Be Taken By The Collateral
                    Agent Under The Collateral Agreements....................58
   Section 10.04.  Release Of Lien...........................................58
   Section 10.05.  Lien Subordination........................................59
   Section 10.06.  Reliance On Opinion Of Counsel............................60
   Section 10.07.  Purchaser May Rely........................................60
   Section 10.08.  Payment Of Expenses.......................................60
   Section 10.09.  Trustee's And Collateral Agent's Duties...................60
   Section 10.10.  Authorization Of Receipt Of Funds By The Trustee
                     And The Collateral Agent
                                               Page 20 of 155

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                   Under The Collateral Agreements...........................61
   Section 10.11.  Termination Of Security Interests.........................61
   Section 10.12.  Certificates And Opinions.................................61

Article 11 Miscellaneous.....................................................62

   Section 11.01.  Trust Indenture Act Controls..............................62
   Section 11.02.  Notices...................................................62
   Section 11.03.  Communication By Holders With Other Holders...............62
   Section 11.04.  Certificate And Opinion As To Conditions Precedent........62
   Section 11.05.  Statements Required In Certificate Or Opinion.............63
   Section 11.06.  Rules By Trustee And Agents...............................63
   Section 11.07.  Legal Holidays............................................63
   Section 11.08.  No Recourse Against Others................................63
   Section 11.09.  Counterparts..............................................64
   Section 11.10.  Variable Provisions.......................................64
   Section 11.11.  Governing Law.............................................65
   Section 11.12.  No Adverse Interpretation Of Other Agreements.............66
   Section 11.13.  Successors................................................66
   Section 11.14.  Severability..............................................66
   Section 11.15.  Table Of Contents, Headings, Etc..........................66
   Section 11.16.  Qualification Of Indenture................................66
   Section 11.17.  Amendments To Collateral Agreements.......................66
   Section 11.18.  Registration Rights.......................................67

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         INDENTURE dated as of August 6, 1997 between Wright Medical Technology,
Inc., a Delaware corporation ("Company"), and State Street Bank and Trust Company, a Massachusetts trust company
("Trustee").

         Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 11 3/4 % Series C Senior Secured Step-Up Notes due July 1, 2000 (the "Series C Notes") and the class of 11 3/4 % Series D Senior Secured Step-Up Notes due July 1, 2000 to be exchanged for the Series C Notes (the "Exchange Notes" and, together with the Series C Notes, the "Securities"):



                                ARTICLE 1

                     DEFINITIONS AND INCORPORATION
                              BY REFERENCE

Section 1.01.  Definitions.

         "Acquired Debt" means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other person merged with or into or became a Subsidiary of such specified person, including Indebtedness incurred in connection with, or in contemplation of, such other person merging with or into or becoming a Subsidiary of such specified person.

         "Acquisition" means the acquisition of substantially all of the assets of the large joint orthopedic implant business of Dow Corning Corporation and its subsidiary Dow Corning Wright Corporation by the Company pursuant to that certain Purchase and Sale Agreement, dated as of May 14, 1993, by and among the Company, Dow Corning Corporation and its subsidiary Dow Corning Wright Corporation.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of

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10% or more of the voting securities of a Person shall be deemed to control. Notwithstanding the above, neither Jefferies & Company, Inc. nor any of its Affiliates shall be deemed to be Affiliates of the Company.

         "Agent" means any Registrar, Paying Agent, or co-registrar.

         "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board.

         "Business Day" means any day other than a Legal Holiday.

         "Business Segment" means (i) each Significant Subsidiary or (ii) any assets or properties of the Company or any of its Subsidiaries, now owned or hereafter acquired, with an aggregate value of $5 million or greater. For the purposes of determining the "value" for this definition, such assets or properties shall be deemed to be valued at $5 million or greater if (a) they are sold by the Company or any of its Subsidiaries for $5 million or more or (b) they otherwise have a fair market value at the time of transfer of $5 million or more.

         "capital lease obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

         "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, partnership interests.

         "Cash Equivalents" means (i) readily marketable obligations of or obligations guaranteed by the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America,
(ii) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having the highest rating obtainable from either Moody's Investors Service, Inc. or Standard & Poor's Corporation, Inc., (iii) commercial paper having a rating in one of the two highest rating categories of Moody's Investors Services, Inc. or Standard & Poor's Corporation, Inc., (iv) certificates of deposit issued by, bankers' acceptances and deposit accounts of, and time deposits with, commercial banks of recognized standing chartered in the United States of America or Canada with capital, surplus and undivided profits aggregating in excess of $500,000,000,
(v) readily marketable debt securities issued by domestic corporations and (vi) shares of money market funds that invest solely in Investments of the kind described in clauses (i) through (v) above.

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         "Collateral"  means (i) all  "Collateral"  as defined  in the  Security
Agreement and the Intellectual Property Security Agreements; (ii) all "Pledged Collateral" as defined in the Pledge Agreement; (iii) all real property mortgaged pursuant to the Deed of Trust; and (iv) any property or interest, in which a security interest is required to be, or has been, granted pursuant to Section 10.01(b) hereof.

         "Collateral Agent" means State Street Bank and Trust Company, N.A. or any successor thereto and thereafter means the successor.

         "Collateral Agreements" means, collectively, the following agreements between the Company and the Collateral Agent, each dated the date hereof: (i) the Security Agreement attached hereto as Exhibit C; (ii) the Pledge Agreement attached hereto as Exhibit D; (iii) the Intellectual Property Security Agreements; (iv) the Deed of Trust attached hereto as Exhibit E; and (v) all other agreements, documents and instruments from time to time required to create or grant a Security Interest as contemplated in Section 10.01(b) hereof.

         "Company" means the party named as such above until a successor replaces it in accordance with Article 5 and thereafter means the successor.

         "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (a) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing consolidated Net Income), plus (b) provision for taxes based on income or profits to the extent such provision for taxes was included in computing Consolidated Net Income, plus (c) consolidated interest expense of such Person for such period, whether paid or accrued (including amortization of original issue discount, non-cash interest payments and the interest component of capital lease obligations), to the extent such expense was deducted in computing Consolidated Net Income, plus (d) amortization (including amortization of goodwill and other intangibles) of such person for such period to the extent such amortization was deducted in computing Consolidated Net Income, in each case, on a consolidated basis and determined in accordance with GAAP.

         "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, that (i) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a wholly owned Subsidiary, (ii) the Net Income of any Person that is a Subsidiary (other than a Subsidiary of which at least 80% of the Capital Stock having ordinary voting power for the election of directors or other governing body of such Subsidiary is owned by the referent Person directly or indirectly through one or more Subsidiaries) shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a wholly owned Subsidiary, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

         "Consolidated Net Worth" means, with respect to any Person,  the sum of
(i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries plus (ii) the respective amounts reported on such Person's most recent balance sheet with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of (i) any cash received by such Person upon issuance of such preferred stock and (ii) the fair market value of any non-cash consideration received by such Person upon issuance of such preferred stock provided that such value has been determined in good faith by a nationally-recognized investment bank, plus
(iii) with respect to the Company, the respective amounts reported on the Company's most recent balance sheet for the Series A Preferred Stock, less (x) all write-ups, subsequent to the date of the Indenture, in the book value of assets owned by such Person or a consolidated Subsidiary of such Person, other than (A) write-ups resulting from foreign currency translations and (B) write-ups upon the acquisition of assets acquired in a transaction to be accounted for by purchase accounting under GAAP, (y) all investments in unconsolidated Subsidiaries and in persons that are not Subsidiaries (except, in each case, a Permitted Investment), and (z) all unamortized debt discount and expense and unamortized deferred financing charges (except deferred financing charges arising from this issuance of the Securities), all of the foregoing determined in accordance with GAAP; provided, however, that for the purposes of
Section 4.14 herein, the calculation of consolidated equity of the common stockholders of the Company and its consolidated Subsidiaries as expressed in the first clause (i) of this definition shall not require a deduction for accrued dividends on the Company's Series B Preferred Stock and Series C Preferred Stock.

         "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.10 or such other address as the Trustee may give notice to the Company.

         "Co-Trustee" means any Person appointed by the Trustee pursuant to
Section 7.12 hereof.

         "Deed of Trust" means the Deed of Trust dated as of the date hereof,

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among the Company, the Collateral Agent and J. Martin Regan, Jr., as trustee for the benefit of the Collateral Agent, for the further benefit of the Trustee and the Holders, the form of which is attached hereto as Exhibit E.

         "Default" means any event known to the Company or which should have been known to the Company after due inquiry that is or with the passage of time or the giving of notice or both would be an Event of Default.

         "Definitive Securities" means Securities that are in the form of the Series C Note (attached hereto as Exhibit A-1) or the Series D Note (attached hereto as Exhibit A-2), that do not include the information called for by footnotes 1 and 2 thereof.

         "Depository" means, with respect to the Securities issuable or issued in whole or in part in global form, the person specified in Section 2.03 as the Depository with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

         "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures, or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the Securities.

         "Equity Interests" means Capital Stock or warrants, options or other rights to acquire capital stock (but excluding any debt security which is convertible into, or exchangeable for, Capital Stock).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Notes" means the Series D Senior Secured Notes due 2000 to be issued pursuant to this Indenture in connection with the offer to exchange such notes for Series C Notes that may be made by the Company pursuant to the Registration Rights Agreement.

         "Fixed Charges" means, with respect to any Person for any period, the sum of (a) consolidated interest expense of such Person for such period, whether paid or accrued, to the extent such expense was deducted in computing
Consolidated Net Income (including amortization of original issue discount, non-cash interest payments and the interest component of capital leases but excluding amortization of deferred financing fees) and (b) the product of (i) all cash dividend payments (and non-cash dividend payments in the case of a person that is a Subsidiary) on any series of preferred stock of such Person, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

         "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Subsidiaries incurs, assumes, guarantees, repays, repurchases or redeems any Indebtedness (other than any Indebtedness under the Revolving Credit Facility, or any other revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable period.

         "Foreign Subsidiary" means, for any Person, any Subsidiary of such Person that derives substantially all of its revenues from sales to non-U.S. Persons.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.

         "Global Security" means a Security that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 to the form of the Series C Note attached hereto as Exhibit A- 1 or the Series D Note attached hereto as Exhibit A-2.

         "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

         "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person

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against fluctuations in interest rates.

         "Holder" or "Securityholder" means a Person in whose name a Security is registered.

         "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases, but excluding the balance deferred and unpaid of the purchase price of currency) or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than Hedging Obligations) would appear as a liability upon a balance sheet of such person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the Guarantee of items which would be included within this definition.

         "Indenture" means this Indenture dated as of August 6, 1997, as further amended or supplemented from time to time.

         "Intellectual Property" means patents, patent applications, trademarks, trademark applications and registrations, trade names, service marks, service mark applications and registrations, copyrights, designs, rights in confidential and proprietary information (other than personal property described in Section 10.01(d)(i)(C)(3)) and other intellectual property and any license to use any of the same and rights in any thereof.

         "Intellectual Property Security Agreements" means, collectively, (i) the Confirmation and Grant of Security Interest in Trademarks, the form of which is attached hereto as Exhibit F, and (ii) the Confirmation and Grant of Security Interest in Patents, the form of which is attached hereto as Exhibit G, each dated the date hereof, between the Company and the Collateral Agent.

         "Investments" means, with respect to any Person, all investments by such Person in other persons (including Affiliates) in the forms of loans (including Guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepare in accordance with GAAP.

         "Kidd Kamm" means Kidd Kamm Equity Partners, L.P., and any successor thereto.

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         "Letters of Transmittal" means, collectively,  those certain Letters of
Transmittal and Exit Consents by and among the Company and those Holders of Series B Notes tendering in the offer to exchange Series B Notes for Series C Notes.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

         "Liquidated Damages" means all liquidated damages then owing pursuant to Section 2.4 of the Registration Rights Agreement.

         "Management Services Agreement" means that certain Management Services Agreement, dated as of June 30, 1993, by and between the Company and Kidd, Kamm & Company, pursuant to which Kidd, Kamm & Company will provide management consulting services from time to time.

         "Net Income" means, with respect to any person, the net income (loss) of such person, determined in accordance with GAAP, excluding, however, any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions), and excluding any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

         "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets.

         "Obligations"   means  any  principal,   interest,   penalties,   fees,
indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Offering Circular" means the Offering Circular, dated the date hereof, and all supplements thereto, and all exhibits, schedules or other attachments thereto.

         "Officer" means the Chairman of the Board, the Vice Chairman, the President, any Vice-President, the Treasurer, the Controller, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

         "Officers' Certificate" means a certificate signed by two Officers, one of whom must be the Chairman of the Board, the President, the Treasurer or a Vice-President of the Company. See Sections 11.04 and 11.05.

         "Old Indenture" means the Indenture, dated as of June 30, 1993, between the Company and State Street Bank and Trust Company as successor trustee for the holders of the Company's Series A and B 10 3/4% Senior Secured Notes, as amended and supplemented.

         "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee. See Sections 11.04 and 11.05

         "Permitted Investments" means (a) any Investments in the Company; (b) any Investments in Cash Equivalents; (c) Investments by the Company in a Person, if as a result of such Investment (i) such Person becomes a wholly owned Subsidiary of the Company and the Capital Stock of such Subsidiary is pledged to secure the obligations under the Securities or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a wholly owned Subsidiary of the Company; (d) Investments by the Company in any other Person (whether or not the Investment is in the form of Capital Stock or Indebtedness issued by, or other Equity Interests relating to, such other Person), provided that (i) such other Person is not then, and does not thereby become, a Subsidiary of the Company, (ii) the Board of Directors has adopted a resolution evidencing its determination that such Investment is in furtherance of a corporate purpose of the Company, (iii) no Default under Section 4.08 of the Indenture would result from such Investment and (iv) the aggregate amount of all Investments under this clause (d) does not exceed $10.0 million at any one time outstanding; and (e) other Investments that do not exceed in the aggregate $2.0 million at any time outstanding.

         "Permitted Liens" means (a) Liens in favor of the Company and/or its Subsidiaries other than with respect to intercompany Indebtedness; (b) Liens on property of a Person existing at a time such Person is acquired by, merged into or consolidated with the Company or any Subsidiary of the Company; (c) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company; provided, that such Liens were not created in contemplation of such acquisition; (d) Liens incurred in the ordinary course of business in respect of Hedging Obligations or to support trade letters of credit; (e) Liens to secure Indebtedness for borrowed money of a Subsidiary to the Company or to another wholly owned Subsidiary; (f) Liens (other than pursuant to ERISA or environmental laws) to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (g) Liens existing on the date of the Indenture including those securing the Securities; (h) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested or remedied in good faith by appropriate proceedings promptly instituted and diligently concluded; provided, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (i) Liens arising by reason of any judgment, decree or order of any court with respect to which the Company or any of its Subsidiaries shall then in good faith be prosecuting appeal or other proceedings for review, the existence of which judgment, order or decree is not an Event of Default under the Indenture; (j) encumbrances consisting of zoning restrictions, survey exceptions, utility easements, licenses, rights of way, easements of ingress or egress over property of the Company or any of its Subsidiaries, rights or restrictions of record on the use of real property, minor defects in title, landlord's and lessor's liens under leases on property located on the premises rented, any interest or title of a lessor in respect of any capital lease, and similar encumbrances, rights or restrictions on personal or real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries; (k) Liens and priority claims incidental to the conduct of business or the ownership of properties incurred in the ordinary course of business and not in connection with the borrowing of money or the obtaining of advances or credit, including, without limitation, liens incurred or deposits made in connection with mechanic's liens, workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, bids, and government contracts; and (l) any extension, renewal, or replacement (or successive extensions, renewals or replacements), in whole or in part, of Liens described in clauses (a) through (k) above.

         "Person" or "person" means any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Pledge Agreement" means the Pledge Agreement, dated the date hereof, between the Company and the Collateral Agent, the form of which is attached hereto as Exhibit D.

         "principal" of a debt security means the principal of the security plus the premium, if any, on the security.

         "Purchase Money Lienholder" means a lienholder of a Purchase Money Lien permitted by this Indenture.

         "Purchase Money Obligations" means Indebtedness representing, or incurred to finance, the cost of acquiring any assets (including Purchase Money Obligations of any other Person at the time such other Person is merged with or into or is otherwise acquired by the Company), other than the assets acquired in the Acquisition; provided that (i) the principal amount of such Indebtedness does not exceed 100% of such cost, (ii) any Lien securing such Indebtedness does not extend to or cover any other asset or property other than the asset or property being so acquired and (iii) such Indebtedness is incurred, and any Liens with respect thereto are granted, within 180 days of the acquisition of such property or asset.

         "Purchase Money Liens" means (i) Liens to secure or securing Purchase Money Obligations permitted to be incurred under the Indenture and (ii) Liens to secure Refinancing Indebtedness incurred solely to Refinance Purchase Money Obligations provided that such Refinancing Indebtedness is incurred no later than six (6) months after the satisfaction of such Purchase Money Obligations.

         "Registration Rights Agreement" means the Registration Rights Agreement dated the date hereof, by and among the Tenderors and the Company, as such agreement may be amended, modified or supplemented from time to time.

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Restricted Securities" means Securities which were acquired by the Holder thereof other than pursuant to an effective registration statement under the Securities Act of 1933, as amended, or Rule 144 (or any successor rule) thereunder.

         "Revolving Credit Facility" means the credit facility which may provide for revolving credit borrowings and/or trade letters of credit and/or standby letters of credit, in an aggregate principal amount (as to borrowings) and aggregate undrawn face amount (as to letters of credit) that does not in the aggregate exceed $50 million at any one time outstanding, and which credit facility does or may include one or more Subsidiaries of the Company or others as obligors thereunder, and does or may include any related notes, guarantees, collateral documents, instruments and agreements from time to time executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time as permitted in this Indenture.

         "Sale" means (i) the sale, lease or transfer of all or substantially all of the Company's assets to any Person or group (other than the Principals and their Related Parties (as defined in Section 4.12(b)) or (ii) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) (other than the Principals and their Related Parties (as defined in Section 4.12(b)) of a direct or indirect majority interest (more than 50%) in the voting power of the Voting Stock of the Company by way of merger or consolidation or otherwise.

         "SEC" means the Securities and Exchange Commission.

         "Securities" means, collectively, the Series C Notes issued pursuant to this Indenture, and when and if issued as provided in the Registration Rights Agreement, the Series D Notes.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Custodian" means the Trustee, as custodian with respect to the Securities in global form, or any successor entity thereto.

         "Security Agreement" means the Security Agreement, dated as of the date hereof, between the Company and the Collateral Agent, the form of which is attached hereto as Exhibit C.

         "Security Interest" means the Liens on the Collateral created by this Indenture and the Collateral Agreements (including the Liens required to be granted and/or granted pursuant to Section 10.01(b)) in favor of the Collateral Agent for the benefit of the Collateral Agent, the Trustee and the Holders.

         "Series C Notes" means the Series C Notes issued pursuant to this Indenture.

         "Series D Notes" means the Exchange Notes.

         "Series A Preferred Stock" means the Company's Series A Preferred Stock, par value $.01 per share, issued and outstanding as of the date of this Indenture.

         "Series B Preferred Stock" means the Company's issued and outstanding Series B Preferred Stock, par value $.01 per share.

         "Series C Preferred Stock" means the Company's issued and outstanding Series C Preferred Stock, par value $.01 per share.

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         "Significant   Subsidiary"  means  any  Subsidiary  which  would  be  a
"significant subsidiary" as defined in Article 1, Rule 1-02 of Regulations S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

         "Subsidiary" means, with respect to any person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person or a combination thereof.

         "Tenderors" means the persons named on the signature pages attached to the Letters of Transmittal who have tendered Securities.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb), as amended, and as in effect on the date of execution of this Indenture.

         "Transfer Restricted Securities" means Securities that bear or are required to bear the legend set forth in Section 2.06(g) hereof.

         "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor.

         "Trust Officer" means any officer in the Corporate Trust Office of the Trustee or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

         "Voting Stock" means, with respect to any Person, one or more classes of the Capital Stock of such Person having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years (rounded to the nearest one-twelfth) obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

Section 1.02.  Other Definitions.

                           Defined in Term Section

         "Affiliate Transaction".........................................4.13(a)
         "Asset Sale"....................................................4.11(a)
         "Asset Sale Offer"................................................3.08
         "Asset Sale Application Period"...................................4.11
         "Bankruptcy Law"..................................................6.01
         "Change of Control"...............................................4.12
         "Change of Control Date"..........................................4.12
         "Change of Control Offer".........................................4.12
         "Change of Control Payment Date"..................................4.12
         "Custodian".......................................................6.01
         "DTC".............................................................2.03
         "Event of Default"................................................6.01
         "Excess Proceeds".................................................4.11
         "Incur"...........................................................4.08
         "Legal Holiday"..................................................11.07
         "Minimum Equity"..................................................4.15
         "Offer"...........................................................4.15
         "Offer Amount"....................................................4.15
         "Offer Period"....................................................4.15
         "Paying Agent"....................................................2.03
         "Purchase Money Indebtedness".....................................4.08
         "Refinance".......................................................4.08
         "Refinancing Indebtedness"........................................4.08
         "Registrar".......................................................2.03
         "Restricted Payments".............................................4.07
         "Specified Asset"..............................................10.01(b)
         "U.S. Government Obligations".................................. . 8.01

Section 1.03.  Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Securities;

                  "indenture security holder" means a Securityholder;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee;

                  "obligor" on the Securities means the Company.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04.  Conflict with Trust Indenture Act.

         If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act or another provision that would be required or deemed under such Act to be a part of and govern this Indenture if this Indenture were subject thereto, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 1.05.  Rules of Construction.

         Unless the context otherwise requires:

                  (1)  a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3)  "or" is not exclusive;

                  (4) words in the singular include the plural, and in the plural include the singular; and

                  (5)  provisions apply to successive events and transactions.



                                    ARTICLE 2

                                 THE SECURITIES

Section 2.01.  Form and Dating.

         The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A-1 to this Indenture. The Exchange Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A-2 to this Indenture. The aggregate principal amount of Securities shall initially be no greater than $85,000,000. In the event Exchange Notes are issued pursuant to the exchange offer contemplated by the Registration Rights Agreement, the principal amount of Series C Notes outstanding shall be reduced by the amount of Exchange Notes so issued. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication. The Securities shall be in denominations of $1,000 and integral multiples thereof. After the Securities have ceased to be Restricted Securities, the Company shall from time to time prepare and deliver to the Trustee printed and engraved forms of Note certificates in quantities specified by the Trustee.

         The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, and the Holders by accepting the Securities, expressly agree to such terms and provisions and to be bound thereby. In case of a conflict, the provisions of this Indenture shall control.

         The Series C Notes will initially be issued in registered form as Definitive Securities. Certain of the Series C Notes (after satisfaction of the restrictions in Section 2.06 hereof) and Exchange Notes will be issued in global form, substantially in the form of Exhibits A-1 and A-2, respectively, attached hereto (including footnotes 1 and 2 thereto). The Global Securities shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee or the Securities Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof.

Section 2.02.  Execution and Authentication.

         Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Securities and may be in facsimile form.

         If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated by the Trustee, the Security shall nevertheless be valid.

         A Security shall not be valid until authenticated by the authorized manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

         The Trustee shall authenticate Securities for original issue up to the aggregate principal amount stated in paragraph 4 of the Securities, upon a written order of the Company signed by two Officers or by one Officer and either an Assistant Treasurer or Assistant Secretary of the Company, delivered to a Trust Officer of the Trustee. The aggregate principal amount of Securities outstanding at any time may not exceed such amount except as provided in Section
2.07 hereof. Such order shall specify the amount of the Series C Notes to be authenticated and the date upon which the original issue thereof is to be authenticated. In addition, on or prior to the registered exchange offer consummation date contemplated hereby, the Trustee shall authenticate Exchange Notes to be issued in the registered exchange offer in the same aggregate principal amount as Series A Notes upon a written order of the Company signed by two Officers or by one Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Exchange Notes to be authenticated in the registered exchange offer.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

Section 2.03.  Registrar and Paying Agent.

         The Company shall maintain in the Borough of Manhattan, City of New York, State of New York, and in such other locations as it shall determine, (i) an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar") and (ii) an office or agency where Securities may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

         The Company initially appoints The Depository Trust Company ("DTC") to act as Depository with respect to the Global Securities.

         The Company initially appoints State Street Bank and Trust Company, N.A., to act as Securities Custodian with respect to the Global Securities.

Section 2.04.  Paying Agent to Hold Money in Trust.

         Prior to each due date of the principal or interest on any Security, the Company shall deposit with the Paying Agent sufficient funds to pay principal, premium, if any, and interest then so becoming due. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal or interest on the Securities, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. The Company shall notify the Trustee in writing of the name and address of the Paying Agent if a person other than the Trustee is named Paying Agent at any time or from time to time.

Section 2.05.  Securityholder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and, at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, and the Company shall otherwise comply with TIA ss. 312(a).

Section 2.06.  Transfer and Exchange.

         (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar with the request:

                  (x)  to register the transfer of the Definitive Securities;
                       or

                  (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations.

the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Definitive Securities presented or surrendered for register of transfer or exchange:

                  (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by the Holder thereof or by his attorney, duly authorized in writing; and

                  (ii) in the case of Transfer  Restricted  Securities  that are
                       Definitive Securities, shall be accompanied by the following additional information and documents, as applicable:

                       (A) if such Transfer Restricted Securities is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect in substantially the form of Exhibit B hereto); or

                       (B) if such Transfer Restricted Security is being transferred pursuant to any available exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit B hereto), subject to the Company's right prior to any such transfer to further require the delivery of an Opinion of Counsel, certifications and other information reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act, provided, however, that an Opinion of Counsel shall not be required in the event of a transfer pursuant to Rule 144 or Rule 144A under the Securities Act.

         (b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                  (i) if such Definitive Security is a Transfer Restricted Security, certification, substantially in the form of Exhibit B hereto, that such Definitive Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act; and

                  (ii) whether  or not such  Definitive  Security  is a Transfer
                       Restricted Security, written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an endorsement on the Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security.

then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased accordingly. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate a new Global Security in the appropriate principal amount.

         (c) Transfer and Exchange of Global Securities. The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including the restrictions on transfer set forth herein and the procedures of the Depository therefor.

         (d) Transfer of a Beneficial Interest in a Global Security for a Definitive Security.

                  (i) Any Person having a beneficial interest in a Global Security may upon request exchange such beneficial interest for a Definitive Security. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depository from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Security and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depository or the Person designated by the Depository as having such a beneficial interest in a Transfer Restricted Security only, the following additional information and documents (all of which may be submitted by facsimile):

                       (A) if such beneficial interest is being transferred to the Person designated by the Depository as being the beneficial owner, a certification from such person to that effect (in substantially the form of Exhibit B hereto); or

                       (B) if such beneficial interest is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B hereto); or

                       (C) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferee or transferor (in substantially the form of Exhibit B hereto) and an Opinion of Counsel from the transferee or transferor reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

then the Trustee or the Securities Custodian, at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of the Global Security to be reduced and following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate, the Trustee will authenticate and deliver to the transferee a Definitive Security.

                  (ii) Definitive Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.06(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Securities to the persons in whose names such Securities are so registered.

         (e) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture (other than the provision set forth in subsection (f) of this Section 2.06), a Global
Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

         (f) Authentication of Definitive Securities in Absence of Depository. If at any time:

                  (i) the Depository for the Securities notifies the Company that the Depository is unwilling or unable to continue as Depository for the Global Securities and a successor Depository for the Global Securities is not appointed by the Company within 90 days after deliver of such notice; or

                  (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture.
then the Company will execute, and the Trustee, upon receipt of an Officers' Certificate requesting the authentication and delivery of Definitive Securities, will authenticate and deliver Definitive Securities, in an aggregate principal amount equal to the principal amount of the Global Securities, in exchange for Global Securities.

         (g)      Legends.

                  (i) Except as permitted by the following paragraph (ii), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

                  THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

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                  THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO
                  OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATED PERSON OR THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (C) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND OTHER INFORMATION SATISFACTORY TO IT, AND SUBJECT TO THE REQUIREMENT THAT IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                  (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Act or an effective registration statement under the Act.

                        (A) in the case of any Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                        (B) any such Transfer Restricted Security represented by a Global Security shall not be subject to the provisions set forth in (i) above (such sales or transfers being subject only to the provisions of

                             Section 2.06(c) hereof); provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that does not bear a legend, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit B hereto).

         (h) Cancellation and/or Adjustment of Global Security. At such time as all beneficial interest in a Global Security have either been exchanged for Definitive Securities, redeemed, repurchased or canceled, such Global Security shall be returned to or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an endorsement shall be made on such Global Security, by the Trustee or the Securities Custodian, at the direction of the Trustee, to reflect such reduction.

         (i) Obligations with respect to Transfers and Exchanges of Definitive Securities.

                  (A) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar's request.

                  (B) No service charge shall be made to a Holder for any registration or transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.07, 3.08, 4.12 or 9.05 hereof).

                  (C) The Registrar shall not be required to register the transfer or exchange of any Definitive Security selected for redemption in whole or in part, except the unredeemed portion of any Definitive Security being redeemed in part.

                  (D) All Definitive Securities and Global Securities issued upon any registration of transfer or exchange of Definitive Securities or Global Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under the

                        Indenture,   as  the  Definitive  Securities  or  Global
                        Securities   surrendered   upon  such   registration  of
                        transfer or exchange.

                  (E)   The Company shall not be required

                        (1) to issue, register the transfer of or exchange Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption under Section 3.02 and ending at the close of business on the day of selection, or

                        (2) to register the transfer of any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

                  (F) Prior to due presentment for registration of transfer of any Security, the Trustee, any Agent and the Company may deem and treat the person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security is overdue, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

Section 2.07.  Replacement Securities.

         If any mutilated Security is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, the Company shall issue and the Trustee, upon the written order of the Company signed by an Officer, shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Security is replaced. The Company may charge for its expenses in replacing a Security.

         Every replacement  Security is an additional  obligation of the Company
and  shall  be  entitled  to  all  benefits  of  this   Indenture   equally  and
proportionately with all other Securities duly issued hereunder.

Section 2.08.  Outstanding Securities.

         The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee hereunder, and those described in this Section as not outstanding.

         If a Security is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

         If the  principal  amount of any  Security  is  considered  paid  under
Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         Except as set forth in Section 2.09 hereof, a Security does not cease to be outstanding because the Company or an Affiliate holds the Security.

Section 2.09.  Treasury Securities.

         In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or an Affiliate of the Company shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded.

Section 2.10.  Temporary Securities.

         Until Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Holders of temporary Securities shall be entitled to all benefits of this Indenture.

Section 2.11.  Cancellation.

         The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Securities as the Company directs, subject to requirements of applicable law. The Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12.  Defaulted Interest.

         If the Company fails to make a payment of interest on the Securities, it shall pay such defaulted interest plus any interest payable on the defaulted interest, in any lawful manner. It may pay such defaulted interest, plus any such interest payable on it, to the persons who are Securityholders on a subsequent special record date. The Company shall fix any such record date and payment date. At least 15 days before any such record date, the Company shall mail to Securityholders a notice that states the record date, payment date, and amount of such interest to be paid.



                              ARTICLE 3

                              REDEMPTION

Section 3.01.  Notices to Trustee.

         If the Company elects to redeem Securities pursuant to the optional redemption provisions of paragraph 5 of the Securities and Section 3.07 hereof, it shall notify the Trustee by delivery of an Officers' Certificate at least 45 days but not more than 60 days (unless a shorter notice period shall be satisfactory to the Trustee) prior to the redemption date and the principal amount of Securities to be redeemed and the redemption price.

         If the Registrar is not the Trustee, the Company shall, concurrently with each notice of redemption, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the principal amounts of and identifying Restricted Securities held by any Holder.

Section 3.02.  Selection of Securities to Be Redeemed.

         If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that occupies with the requirements of any exchange on which the Securities are listed, if any, and that the Trustee considers fair and appropriate. The Trustee shall make the selection not more than 60 days and not less than 30 days before the redemption date form Securities outstanding not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them it selects shall be in amounts of $1,000 or integral multiples of $1,000; except that if all of the Securities of a Holder are to be redeemed, the entire outstanding amount of Securities held by such Holder shall be redeemed. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be called for redemption.

Section 3.03.  Notice of Redemption.

         Subject to the provisions of Section 3.08 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption to each Holder whose Securities are to be redeemed.

         The notice shall identify the Securities to be redeemed and shall state:

                  (1)  the redemption date;

                  (2)  the redemption price;

                  (3) if any security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion will be issued;

                  (4)  the name and address of the Paying Agent;

                  (5) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price, that upon surrender to the Paying Agent such Securities shall be paid at the redemption price stated in the notice plus accrued interest to the redemption date, that if fewer than all of the outstanding Securities are to be redeemed, the identification numbers and principal amounts of particular Securities to be redeemed and that no representation is made as to the correctness or accuracy of the Cusip number, if any, set forth in such notice or printed on the Securities;

                  (6) that, unless the Company defaults in making the redemption
         payment,   interest  on  Securities  or  portions  thereof  called  for redemption ceases to accrue on and after the redemption date; and

                  (7) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of notice given to any other Holder.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense.

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Section 3.04.  Effect of Notice of Redemption.

         Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date at the price set forth in the notice.

Section 3.05.  Deposit of Redemption Price.

         On or before the redemption date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a subsidiary of the Company is acting as Paying Agent, sufficient funds are deposited with, and segregated and held in trust by, such Paying Agent in accordance with the terms of this Indenture) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date (other than Securities or portions of Securities which have been surrendered by the Company to the Trustee for cancellation in accordance with the terms of the Indenture). The Trustee or the Paying Agent shall, after paying itself any sums due it from the Company, return to the Company promptly any money not required for that purpose.

Section 3.06.  Securities Redeemed in Part.

         Upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

Section 3.07.  Optional Redemption.

         The Company may redeem all or any of the Securities, upon the terms and subject to the conditions set forth in paragraph 5 of the Securities. Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof. The restrictions set forth in paragraph 5 of the Securities shall not be deemed to limit the Company's right to make open market purchases of the Securities from time to time.

Section 3.08.  Offer to Redeem by Application of Net Proceeds.

         No later than 5 days following the expiration of the Asset Sale Application Period for any Asset Sale in which Excess Proceeds remain from such Asset Sale (or in the event that the Excess Proceeds from such Asset Sale, plus the Excess Proceeds from all prior Asset Sales which have not been applied to an Asset Sale Offer pursuant to Section 3.08, are less than $2.0 million, no later than 5 days after such time as such aggregate Excess Proceeds, plus the aggregate amount of Excess Proceeds resulting from any subsequent Asset Sale(s) which have not been applied to an Asset Sale Offer pursuant to Section 3.08, are at least equal to $2.0 million), the Company shall notify the Trustee in writing setting forth (i) that an Asset Sale Offer shall be made, (ii) the redemption date,
(iii) the amount of Excess Proceeds and the maximum principal amount of Securities that may be purchased out of the Excess Proceeds and (iv) the redemption price, and shall furnish to the Trustee an Officer's Certificate to the effect and setting forth that (x) the Company has consummated (an) Asset Sale(s), (y) the conditions set forth in Section 4.11 hereof have been satisfied and (z) the total amount of Net Proceeds from the Asset Sale(s), the amount of Net Proceeds, if any, applied by the Company to permanently reduce the availability under the Revolving Credit Facility and the amount of Net Proceeds, if any, reinvested by the Company in accordance with Section 4.11. Within 15 days thereafter, the Trustee shall select the Securities to be offered to be redeemed in accordance with Section 3.02 hereof. Within 10 days thereafter, the Company shall mail or cause the Trustee to mail (in the Company's name and at its expense) an offer to redeem (the "Asset Sale Offer") to each Holder of Securities whose Securities are to be offered to be redeemed. The Asset Sale Offer shall identify the Securities to which it relates and shall contain the information required by clauses (1) through (7) of Section 3.03 hereof. The redemption price shall be 100% of principal amount of the Securities plus accrued interest to the redemption date. The redemption date shall be at least 75 but not more than 90 days after the mailing of Notice of the Asset Sale Offer.

         A Holder receiving an Asset Sale Offer may elect to have redeemed the Securities to which the Asset Sale Offer relates by completing and delivering to the Trustee and the Company, on or before 50 days preceding the redemption date, the form entitled "Option of Holder to Elect Purchase" on the reverse side of the Security. A Holder may not elect to have redeemed less than all of the Securities to which the Asset Sale Offer relates. In the event that less than all of the Holders receiving an Asset Sale Offer elect to have Securities redeemed, the Trustee shall promptly select, in accordance with Section 3.02 hereof, additional Securities held by Holders who have elected to have Securities redeemed in an amount equal to the Securities held by Holders who received the Asset Sale Offer but did not elect to have Securities redeemed. The Company or the Trustee (in the Company's name and at its expense) shall, no later than 40 days preceding the redemption date, mail an additional Asset Sale Offer to the Holders of the Securities so selected. Such additional Asset Sale Offer shall be deemed accepted by the Holder unless such Holder provides written notice of non-acceptance to the Trustee and to the Company on or before 30 days preceding the redemption date. The Trustee shall thereafter mail a notice of redemption in accordance with Section 3.03 hereof at least 15 days prior to the redemption date.

         In the event the Excess Proceeds are not evenly divisible by $1,000, the Trustee shall promptly refund to the Company the remaining portion of such Excess Proceeds that are not so divisible. The Trustee shall, after paying itself any sums due it from the Company, return promptly to the Company any Excess Proceeds remaining after the redemption of Securities pursuant to offers to redeem.

         Other  than  as  specifically   provided  in  this  Section  3.08,  any
redemption pursuant to this Section 3.08 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.



                             ARTICLE 4
                             COVENANTS

Section 4.01.  Payment of Securities.

         The Company shall duly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities. Principal and interest shall be considered paid on the date due if the Paying Agent (other than the Company or a subsidiary of the Company) holds on that date money designated for and sufficient to pay all principal and interest then due or, if the Company or a subsidiary of the Company is then acting as Paying Agent, such Paying Agent holds on that date the full amount of such sufficient money segregated and held in trust in accordance with the terms of this Indenture. To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on (i) overdue principal, at the rate borne by the Securities, compounded semiannually; and (ii) overdue installments of interest (without regard to any applicable grace period) at the same rate, compounded semiannually.

Section 4.02.  SEC Reports:  Financial Statements.

         (a) The Company and any other obligor upon the Securities shall file with the Trustee, within 15 days after filing with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company or any other obligor upon the Securities is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If either the Company or any other obligor upon the Securities is not subject to the requirements of such Section 13 or 15(d) of the Exchange Act, the Company or such other obligor, as the case may be, shall file with the Trustee, within 15 days after it would have been required to file with the SEC, financial statements, including any notes thereto (and with respect to annual reports, an auditors' report by a firm of established national reputation reasonably satisfactory to the Trustee), and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," both comparable to that which the Company or such other obligor, as the case may be, would have been required to include in such annual reports, information, documents or other reports if the Company or such other obligor, as the case may be, were subject to the requirements of such Section 13 or 15(d) of the Exchange Act. Subsequent to the qualification of the Indenture under the TIA, the Company and any other obligor upon the Securities shall also comply with the provisions of TIA ss. 314(a).

         (b) If the Company or any other obligor upon the Securities is required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, the Company or such other obligor, as the case may be, shall cause any annual report furnished to its stockholders generally and any quarterly or other financial reports furnished by it to its stockholders generally to be filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Securities maintained by the Registrar. If either the Company or any other obligor upon the Securities is not required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, the Company or such other obligor, as the case may be, shall cause its financial statements referred to in Section 4.02(a) above, including any notes thereto (and with respect to annual reports, an auditors' report by a firm of established national reputation), and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," to be so mailed to the Holders within 120 days after the end of each of its fiscal years and within 60 days after the end of each of its first three fiscal quarters. The Company and any other obligor upon the Securities will cause to be disclosed in a statement accompanying any annual report or comparable information as of the date of the most recent financial statements in each such report or comparable information the amount available for payments pursuant to Section 4.07(a) hereof. As of the date hereof, the Company's fiscal year ends on December 31.

Section 4.03.  Compliance Certificate.

         (a) The Company (and any other obligor upon the Securities) shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries (or of such obligor) during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his knowledge each has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge and what action the Company or such other obligor, as the case may be is taking or proposes to take with respect thereto) and that to the best of his knowledge no event has occurred and




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remains in existence by reason of which  payments on account of the principal of or interest, if any, on the Securities are prohibited or if such event has occurred, a description of the event and what action the Company or such other obligor, as the case may be, is taking or proposes to take with respect thereto.

         (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the annual financial statements delivered pursuant to Section 4.02 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that the Company has violated any provisions of Article 4 (other than Sections 4.02, 4.03, 4.04 and 4.16 thereof) or 5 of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         (c) The Company (and any obligor upon the Securities) will, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of (i) any Default or Event of Default or (ii) any event of default (continuing beyond any applicable grace period) under any other mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, an Officers' Certificate specifying such Default, Event of Default or event of default and what action each is taking or proposes to take with respect thereto.

Section 4.04.  Stay, Extension and Usury Laws.

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.05.  Corporate Existence.

         Subject to Article 5, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Subsidiary of the Company in accordance with the respective organization documents of each Subsidiary of the Company and the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.06.  Taxes.

         The Company shall, and shall cause each of its Subsidiaries to, pay prior to delinquency all material taxes, assessments and governmental levies, except as contested in good faith and by appropriate proceedings or where failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.07.  Limitations on Restricted Payments.

         (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of the Company's or any of its Subsidiaries' Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or such Subsidiary or dividends or distributions payable to the Company or any Wholly Owned Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Subsidiary or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Subsidiary of the Company) in each case except for Permitted Investments;
(iii) voluntarily purchase, redeem or otherwise acquire or retire for value any Indebtedness that is pari passu with or subordinated to the Securities; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments") unless, at the time of such Restricted Payment:

                  (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

                  (2) immediately after such Restricted Payment (the value of any such payment, if other than cash, being determined by the Board of Directors and evidenced by a resolution) and after giving effect thereto on a pro forma basis, the Consolidated Net Worth of the Company would be at least $25 million; and

                  (3) the Company's Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Restricted Payment is made, calculated on a pro forma basis as if such Restricted Payment had been made at the beginning of such four-quarter period, would have been at least 3 to 1; and

                  (4) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries after the date of the Old Indenture (including Restricted Payments permitted by clause (ii) of Section 4.07(b) hereof), is less than the sum of (x) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first quarter immediately after the first date on which the Company's Consolidated Net Worth exceeds $25 million to the end of the Company's most recently ended four full fiscal quarters for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, 100% of such deficit), plus (y) 100% of the aggregate net cash proceeds received by the Company from the issue or sale of Equity Interests of the Company (other than Equity Interests sold to a Subsidiary of the Company and other than Disqualified Stock) since the date of the Old Indenture, plus (z) 100% of the net cash proceeds received by the Company from the issuance or sale, other than to a Subsidiary of the Company, of any debt security of the Company that has been converted into Equity Interests of the Company (other than Disqualified Stock) since the date of the Old Indenture.

         For purposes of Section 4.07(a)(4) hereof, the net proceeds from the issuance of shares of Capital Stock of the Company or any Subsidiary issued upon conversion of debt securities shall be deemed to be the net book value of such debt securities at the date of conversion (plus the additional amount required to be paid upon such conversion, if any), less any cash payment on account of fractional shares. For the purposes of this paragraph, the net book value of a security shall be the amount received by the Company on the issuance of such security, as adjusted on the books of the Company to the date of conversion. The foregoing shall not be interpreted to limit the authority of the Board of Directors, as set forth above, to determine the value of other securities of the Company or other property received as net proceeds; provided, however, that the value of the other property shall not exceed the net book value on the Company's books of such property. For purposes of determining under clause (iv) above the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value.

          (b) Notwithstanding the foregoing  provisions,  the provisions of this
Section 4.07 shall not prohibit: (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); (iii) the redemption, repurchase or payoff of Indebtedness (whether revolving credit borrowings, letters of credit, or otherwise) under the Revolving Credit Facility; (iv) the redemption, repurchase or payoff of Purchase Money Indebtedness; (v) the redemption, repurchase or payoff of any Indebtedness with proceeds of any Refinancing Indebtedness permitted to be incurred under Section 4.08; or (vi) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Subsidiary of the Company held by any officer or employee of the Company (other than Principals or any Related Party) or any of the Company's distributors or sales representatives; provided, however, that the aggregate amount of all such repurchases, redemptions and other acquisitions and retirements under this clause (vi) on or after the date of the Indenture shall not exceed $2 million.

         Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, which calculations may be based upon the Company's latest available financial statements.

Section 4.08. Limitations on Incurrence of Indebtedness and Issuance of Preferred Stock.

         (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness or issue shares of Disqualified Stock if:

                  (i) the Fixed Charged Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least equal to the ratio of 2.5:1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period; and

                  (ii)  the   Weighted   Average   Life  to   Maturity  of  such
         Indebtedness is greater than the remaining Weighted Average Life to Maturity of the Securities.

(b) The limitations of Section 4.08(a) will not apply to (i) the incurrence by the Company and its Subsidiaries of Indebtedness (whether revolving credit borrowings, trade letters of credit, standby letters of credit or a combination thereof) pursuant to the Revolving Credit Facility in an aggregate principal amount (as to borrowings) and in an aggregate undrawn face amount (as to letters of credit, whether or not constituting Indebtedness) not to exceed $50 million in the aggregate at any one time outstanding (as such aggregate amount may be permanently reduced from time to time pursuant to Section 4.11 of this Indenture); (ii) the incurrence by the Company and its Foreign Subsidiaries of Hedging Obligations incurred to fix the interest rate on any variable rate Indebtedness otherwise permitted by this Section 4.08; (iii) the incurrence by the Company and its Foreign Subsidiaries of Indebtedness in connection with or arising out of sale and leaseback transactions, capital lease obligations or Purchase Money Obligations, provided, that the aggregate principal amount at any one time outstanding of all such otherwise unpermitted sale and leaseback transactions, capital lease obligations and Purchase Money Obligations does not exceed $10 million (collectively, "Purchase Money Indebtedness"); (iv) the incurrence by the Company of Indebtedness represented by the Securities; (v) Indebtedness owed by the Company to any of its Subsidiaries or any such Subsidiary to the Company or any other Subsidiary of the Company; (vi) the incurrence by the Company (and its Subsidiaries, as to clause (i) above; and its Foreign Subsidiaries, as to clause (iii) above) of Indebtedness issued in exchange for, or the proceeds of which are contemporaneously used to extend, refinance, renew, replace, or refund (collectively, "Refinance") Indebtedness referred to in clauses (i), (iii) and (iv) above, and outstanding Indebtedness incurred in compliance with Section 4.08(a) hereof (the "Refinancing Indebtedness"); provided, however, that such Refinancing Indebtedness (A) in the case of a Refinance of Indebtedness under the Revolving Credit Facility, is limited to an aggregate commitment (inclusive of revolving credit borrowings and the undrawn face amount of letters of credit, whether or not constituting Indebtedness) not in excess of $50 million (as such amount may be permanently reduced from time to time pursuant to Section 4.11 of this Indenture), and (B) in the case of other Refinancing Indebtedness (1) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of Indebtedness so Refinanced (plus the amount of reasonable expenses incurred in connection therewith), (2) the Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced or refunded, and (3) the Refinancing Indebtedness shall rank in right of payment no more senior (and at least as subordinated) to the Securities than did the Indebtedness being Refinanced; or (vii) the incurrence by the Company of trade letters of credit incurred in the ordinary course of business in an amount not to exceed $5 million at any one time outstanding.

Section 4.09.  Limitation on Liens.

The Company will not, and will not permit its Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except: (i) Liens on accounts receivable and inventory of the Company and its Subsidiaries, and on the other assets described in clause (C) of subdivision (i) of Section 10.01(d) of this Indenture, and the proceeds thereof, securing Indebtedness (and, whether or not included as Indebtedness, trade letters of credit and/or standby letters of credit and/or reimbursement obligations in respect thereof, and any and all related interest, fees and related obligations) pursuant to the Revolving Credit Facility in an aggregate principal amount (as to borrowings) and an aggregate undrawn face amount (as to letters of credit, whether or not constituting
Indebtedness) not to exceed $50 million in the aggregate at any one time outstanding (as such aggregate amount may be permanently reduced from time to time pursuant to Section 4.11 of this Indenture), (ii) Purchase Money Liens and Liens for construction mortgages created on any type of property, construction or improvement of such property by the Company or a Foreign Subsidiary to secure the purchase price or construction cost or improvement cost of only such property in an amount up to 100% of the total cost of such property, construction or improvement, (iii) Liens to secure obligations for which the Company is fully indemnified by Dow
Corning, provided that the Company provides the Trustee with an Officer's Certificate setting forth the good faith opinion of the Company's Board of Directors that Dow Corning is indemnifying the Company in full for all liabilities, damages and costs relating to such Lien and the obligations it secures, (iv) Liens on property of the Company or its Subsidiaries which secure environmental claims of any governmental authority, provided that all such claims do not exceed $1 million in the aggregate, provided further that such environmental claims are being contested or remedied in good faith by the Company, and provided further that if the Company obtains security (in the form of a letter of credit, cash collateral, escrow account or third party indemnity from a third party which the Company deems financially capable of performing its obligations under said indemnity) to secure the payment and satisfaction of any such claim, such adequately secured environmental claim shall not be counted towards such $1 million aggregate limitation to the extent such security secures such payment and satisfaction, (v) Liens securing the obligations under the Securities and the Indenture, and (vi) Permitted Liens.

         For the purposes of determining "adequate security" under clause (iv) above, the Company shall provide the Trustee with an Officer's Certificate certifying the basis for the Company's opinion that such security (in both amount and form) secures the payment of, and satisfaction of liabilities with respect to, the environmental claim for which such security relates and the extent to which such security secures such payment and satisfaction.

Section 4.10. Limitation on Granting Liens and Restrictions on Subsidiary Dividends.

         The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of (a) the Company or any Subsidiary to grant Liens on the assets of such Person in favor of the Holders, or (b) any Subsidiary to (i) pay dividends or make any other distributions to the Company or any of its Subsidiaries (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any Indebtedness owed to the Company or any of its Subsidiaries or (c) any Subsidiary to make loans or advances to the Company or any of its Subsidiaries or (d) any Subsidiary to transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reasons of (i) the Revolving Credit Facility, provided that such restrictions do not restrict the granting or perfecting of Liens on the Collateral to the Collateral Agent, Trustee and Holders as contemplated by this Indenture and the Collateral Agreements, (ii) the Indenture and the Securities, (iii) applicable law, (iv) any instrument governing Indebtedness or Capital Stock of a Person acquired (including by way of merger or consolidation) by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, (v) with respect to clauses (a) and (d) above, (1) restrictions on encumbering in leases and other agreements entered into prior to the date of the Indenture or acquired from a third party into on or after the date of the Indenture in the ordinary course of business, (vi) with respect to clauses (a) and (d) above, Purchase Money Obligations, provided that such encumbrance or restriction does not apply to any other property or asset of the Company or its Subsidiaries, and (vii) permitted Refinancing Indebtedness, provided that such restrictions contained in any agreement governing such Refinancing Indebtedness are no more restrictive taken as a whole than those contained in any agreements governing the Indebtedness being refinanced.

Section 4.11.  Limitations on Certain Asset Sales.

         (a) The Company will not, and will not permit any of its Subsidiaries to, (i) sell, lease, transfer or otherwise dispose of (including by way of a sale-and-leaseback) any Business Segment, other than the sale of inventory or materials in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company shall be governed by Section 5.01 hereof), or (ii) sell Equity Interests of any of its Subsidiaries for net proceeds in excess of $5 million, in each case whether in a single transaction or a series of related transactions (each of the foregoing, an "Asset Sale"), unless (x) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets sold or otherwise disposed of and (y) at least 80% of the consideration therefor received by the Company or such Subsidiary is in the form of cash; provided, however, that the amount of (A) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet or in the notes thereto), of the Company or any Subsidiary that are assumed by the transferee of any such assets and (B) any notes or other obligations received by the Company or any such Subsidiary from such transferee that are promptly, but in no event more than 30 days after receipt, converted by the Company or such Subsidiary into cash, shall be, deemed to be cash (to the extent of the cash received) for purposes of this provision.

         (b)      Within 180 days after any Asset Sale (the "Asset Sale




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Application  Period"),  the Company may apply the Net  Proceeds  from such Asset
Sale to either (i) permanently reduce the availability under the Revolving Credit Facility (and if the outstanding principal amount under the Revolving Credit Facility exceeds the availability thereunder after such reduction, then reduce the amount outstanding to an amount at least equal to such availability), or (ii) make an investment in another business or capital expenditure or a purchase of other fixed assets in the same or a similar line of business as the Company was engaged in on the date of the Old Indenture. Any Net Proceeds from the Asset Sale that are not applied or invested as provided in the preceding sentence constitute "Excess Proceeds." Prior to each application of Net Proceeds from an Asset Sale, excluding any application pursuant to any Asset Sale Offer, the Company shall deliver an Officers' Certificate to the Trustee setting forth the intended application of such Net Proceeds and certifying that such Net Proceeds are being applied in accordance with this Section 4.11(b).

         In accordance with the provisions of Section 3.08 hereof, the Company shall make an Asset Sale Offer to all Securityholders to purchase the maximum principal amount of Securities that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer; provided, however, that in the event that the Excess Proceeds from such Asset Sale, plus the Excess Proceeds from all prior Asset Sales which have not been applied to an Asset Sale Offer pursuant to the Old Indenture or Section 3.08 of this Indenture, are less than $2.0 million, the application of such aggregate Excess Proceeds to an Asset Sale Offer may be deferred until such time as such aggregate Excess Proceeds, plus the aggregate amount of Excess Proceeds resulting from any subsequent Asset Sale(s), are at least equal to $2.0 million.

Section 4.12.  Change of Control.

         (a) Upon the occurrence of a Change of Control, each Securityholder shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder' Securities pursuant to the offer described below (the "Change of Control Offer") at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment"). The Change of Control Offer shall remain open for a period of at least 20 Business Days after its commencement unless a longer offering period is required by law.

         (b) Within 40 days following any Change of Control, the Company shall mail a notice to each holder stating: (1) that the Change of Control Offer is being made pursuant to the covenant entitled "Change of




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Control" and that all Securities tendered will be accepted for payment;  (2) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed (the "Change of Control
Payment Date"); (3) that any Security not tendered will continue to accrue interest; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Securities purchased pursuant to a Change of Control Offer will be required to surrender the Securities, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Securities completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities delivered for purchase, and a statement that such Holder is withdrawing his election to have Securities purchased; and (7) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Securities in connection with a Change of Control.

         On the Change of Control Payment Date, the Company will, to the extent lawful, (1) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof tendered to the Company. The Paying Agent shall promptly mail to each Security Holder of Securities so accepted payment in an amount equal to the purchase price for such Securities, and the Trustee shall promptly authenticate and mail to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided, that each such new Security shall be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         "Change of Control" means (i) the sale, lease or transfer of all or




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substantially  all of the Company's  assets to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) (other than the Principals (as defined below)), (ii) the liquidation or dissolution of the Company, (iii) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) (other than the Principals and their Related Parties) of a direct or indirect majority in interest (more than 50%) of the voting power of the Voting Stock of the Company by way of merger or consolidation or otherwise or (iv) any transaction the result of which is (x) if such transaction occurs prior to the first sale of common equity of the Company pursuant to a registration statement under the Securities Act that results in at least 25% of the then outstanding common equity of the Company being sold to the public, that the Principals and their Related Parties beneficially own less, directly or indirectly, than 35% of the voting power of the Voting Stock of the Company beneficially owned by the Principals, directly or indirectly, on the date of the Indenture, and (y) if such transaction occurs thereafter, that any Person or group (as defined above) (other than the Principals and their Related Parties) owns, directly or indirectly, more of the voting power of the Voting Stock of the Company than the Principals and their Related Parties.

         "Related Party" with respect to any Principal means (A) the general partner and each limited partner of Kidd Kamm as of the date of the Indenture,
(B) any 50% (or more) owned Subsidiary of either Principal or both Principals jointly, or (C) any spouse or immediate family member or trust (in the case of an individual) of such Principal.

         "Principals" means Kidd Kamm and Herbert W. Korthoff.

Section 4.13.  Transactions with Affiliates.

         The Company will not, and will not permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), except for (a) Affiliate Transactions of aggregate value less than $1 million which is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated person and which are conducted in good faith and (b) Affiliate Transactions in which the Company delivers to the Trustee an opinion as to the fairness to the Company or such Subsidiary from a financial point of view issued by an investment banking firm of national standing; provided, however, that (i) any employment agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business and with the approval of the Company's board of directors, (ii) transactions between or among the Company and/or its Subsidiaries,

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(iii)  transactions  permitted  by Section 4.07  hereof,  (iv) the  rendering of management services by Kidd, Kamm & Company and the payment by the Company for such services pursuant to the Management Services Agreement and (v) the rendering of services by Kidd, Kamm & Company in connection with the Acquisition and the payment for such services by the Company on the closing date of the Acquisition, in each case, shall not be deemed Affiliate Transactions.

Section 4.14.  Maintenance of Consolidated Net Worth.

         The Company shall not permit its Consolidated Net Worth at the end of each fiscal year set forth below to be less than the amount set forth opposite such fiscal year:

                                                             Minimum
                                                          Consolidated
                  Year Ending                               Net Worth

                  December 31, 1997........................17,500,000
                  Thereafter...............................20,000,000

Section 4.15.  Liquidation.

         The Board of Directors or the stockholders of the Company may not adopt a plan of liquidation which provides for, contemplates or the effectuation of which is preceded by (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company otherwise than substantially as an entirety (Section 5.01 of this Indenture being the Section hereof which governs any such sale, lease, conveyance or other disposition substantially as an entirety) and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and of the remaining assets of the Company to the holders of capital stock of the Company, unless the Company, prior to making any liquidating distribution pursuant to such plan, makes provision for the satisfaction of the Company's obligations hereunder and under the Securities as to the payment of principal and interest. The Company shall be deemed to make provision for such payments only if the Company delivers in trust to the Trustee or Paying Agent (other than the Company) money or U.S. Government Obligations maturing as to principal and interest in such amounts and at such times as are sufficient without consideration of any reinvestment of such interest to pay, when due, the principal of and interest on the Securities and also delivers to the Trustee an Opinion of Counsel to the effect that Holders of the Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such action and will

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be subject to Federal  income tax on the same  amount and in the same manner and at the same times as would have been the case if such action had not been taken and a favorable accountants' certificate as to the sufficiency of such Obligations, without consideration of any reinvestment of interest, to pay, when due, the principal of and interest on the Securities; provided, however, that the Company shall not make any liquidating distribution until after the Company shall have certified to the Trustee with an Officers' Certificate at least five days prior to the making of any liquidating distribution that it has complied with the provisions of this Section 4.15 and that no Default or Event of Default then exists or would occur as a result of any such liquidating distribution. The Company will pay the reasonable compensation and expenses of the Trustee and the reasonable fees and expenses of the Trustee's agents and counsel incurred in connection with this Section 4.15.

Section 4.16.  Rule 144A Information Requirement.

         The Company shall furnish to the Holders or beneficial holders of the Securities and to prospective purchasers of Securities designated by the Holders of Transfer Restricted Securities, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act until such time as the Company either exchanges the Series C Notes for the Exchange Notes or has registered the Series C Notes for resale under the Securities Act. The Company will provide a copy of the Registration Rights Agreement to prospective investors upon request.

Section 4.17.  Payments for Consent.

         Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Securities unless such consideration is offered to be paid or agreed to be paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.18.  Restrictions on Indirect Subsidiaries.

         The Company will not create, cause its Subsidiaries to create, or otherwise suffer to exist any Subsidiary of a Subsidiary of the Company.

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                                 ARTICLE 5
                                 SUCCESSORS

Section 5.01.  When Company May Merge, etc.

         The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another corporation, person or entity unless:

                  (1) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

                  (ii) the corporation formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the obligations of the Company pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Securities and the Indenture;

                  (iii) immediately after such transaction no Default or Event of Default exists; and

                  (iv) the Company or any corporation formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made
         (A) will have Consolidated Net Worth (immediately after the transaction but prior to any purchase accounting adjustments resulting from the transaction) equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.08(a) hereof.



         The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture.




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Section 5.02.  Successor Corporation Substituted.

         Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor person has been named as the Company herein; provided, however, that the predecessor Company in the case of a sale, lease, conveyance or other disposition shall not be released from the obligation to pay the principal of and interest on the Securities.

                             ARTICLE 6
                       DEFAULTS AND REMEDIES

Section 6.01.  Events of Default.

         An "Event of Default" occurs if:

                  (1) the Company defaults in the payment of interest on any Security when the same becomes due and payable and the default continues for a period of 30 days;

                  (2) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at maturity, upon redemption or otherwise;

                  (3) the Company fails to comply with any of its other agreements or covenants in, or provisions of, the Securities, this Indenture, the Registration Rights Agreement or the Collateral Agreements and the default continues for the period and after the notice specified below;

                  (4) a default under (after giving effect to any applicable grace periods or any extension of any maturity date) any mortgages, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, if (a) either (A) such default results from the failure to pay principal of or interest on such Indebtedness or (B) as a result of such default the maturity of such Indebtedness has been accelerated, and (b) the principal amount of such Indebtedness with respect to which a default (after the expiration of any applicable grace period or any extension of the maturity date) has occurred, or the maturity of which has been accelerated, exceeds $2 million in the aggregate;

                  (5) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Subsidiaries (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating in excess of $1 million which judgments are not stayed or discharged within 60 days after their entry;

                  (6) (a) a breach by the Company of any material representation or warranty set forth in the Collateral Agreements, (b) a repudiation by the Company of its obligations under the Collateral Agreements, or
         (c) the unenforceability of the Collateral Agreements against the Company for any reason;

                  (7) the Company or any of its Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

                        (A)  commences a voluntary case,

                        (B) consents to the entry of an order for relief against it in an involuntary case,

                        (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                        (D) makes a general assignment for the benefit of its creditors, or

                        (E) generally is unable to pay its debts as the same become due;

                  (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                        (A) is for relief against the Company or any of its Subsidiaries in an involuntary case,

                        (B) appoints a Custodian of the Company or any of its Subsidiaries or for all or substantially all of its property, or

                        (C) orders the liquidation of the Company or any of its Subsidiaries,

         and the order or decree remains unstayed and in effect for 60 days.

         The term "Bankruptcy Law" means title 11 U.S. Code or any similar




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Federal or State law for the relief of debtors.  The term "Custodian"  means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         A Default under clauses (3) (other than a Default under Sections 4.05, 4.07, 4.08, 4.11, 4.12, 4.15 or 5.01 which Default shall be an Event of Default without the notice or passage of time specified in this paragraph), (5) or
(6)(a) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities notify the Company of the Default and the Company does not cure the Default or such Default is not waived within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

         In the case of any Event of Default  pursuant to the provisions of this
Section 6.01 occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium which the Company would have to pay if the Company then had elected to redeem the Securities pursuant to paragraph 5 of the Securities, an equivalent premium (or in the event that the Company would not be permitted to redeem the Securities pursuant to Section 5 of the Securities, the premium payable on the first date thereafter on which such redemption would be permissible) shall also become and be immediately due and payable to the extent permitted by law, anything in this Indenture or in the Securities contained to the contrary notwithstanding.

Section 6.02.  Acceleration.

         If an Event of Default (other than an Event of Default specified in clauses (7) and (8) of Section 6.01) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Securities by notice to the Company and the Trustee, may declare the unpaid principal of and any accrued interest on all the Securities to be due and payable. Upon such declaration the principal and interest shall be due and payable immediately. If an Event of Default specified in clause (7) or
(8) of Section 6.01 occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then outstanding Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Event of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

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Section 6.03.  Other Remedies.

         If an Event of Default occurs and its continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Securities or to enforce the performance of any provision of the Securities, its rights in and to the Collateral, this Indenture or the Collateral Agreements, including without limitation directing the Collateral Agent to act under any or all of the Collateral Agreements as contemplated by Section 7.13 hereof.

         The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04.  Waiver of Past Defaults.

         The Holders of a majority in principal amount of the then outstanding Securities by notice to the Trustee may, on behalf of all the Holders, waive an existing Default or Event of Default and its consequences except a continuing Event of Default in the payment of the principal of or interest on any Security.

Section 6.05.  Control by Majority.

         The Holders of a majority in principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee (i) may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders, or would involve the Trustee in personal liability or (ii) may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses, liabilities and expenses, including the reasonable fees and expenses of the Trustee's agents and counsel, caused by taking or not taking such action.

Section 6.06.  Limitation on Suits.

         A Securityholder may pursue a remedy with respect to this Indenture or the Securities only if:

                  (1)   the Holder gives to the Trustee notice of a continuing

         Event of Default;

                  (2) the Holders of at least 25% in principal amount of the then outstanding Securities make a request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                  (5) during such 60-day period the Holders of a majority in principal amount of the then outstanding Securities do not give the Trustee a direction inconsistent with the request.

A  Securityholder  may not use this Indenture to prejudice the rights of another
Securityholder   or  to  obtain  a   preference   or   priority   over   another
Securityholder.

Section 6.07.  Rights of Holders to Receive Payment.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder; provided, however, that no Holder shall have the right to institute any such suit, if and to the extent that the institution or prosecution thereof or the entry of judgment therein would under applicable law result in the surrender, impairment, waiver, or loss of any Liens of the Collateral Agreements upon any property subject to such Lien.

Section 6.08.  Collection Suit by Trustee.

         If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid on the Securities and interest on overdue principal and interest and such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.  Trustee May File Proofs of Claim.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Securityholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payment directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof out of the estate is any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Securities may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

Section 6.10.  Priorities.

         If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                  First: to the Trustee and the Collateral Agent for amounts due under Section 7.07;

                  Second: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                  Third:    to the Company.

         The Trustee may fix a record date and payment date for any payment to Securityholders.




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




Section 6.11.  Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Securities.



                              ARTICLE 7
             TRUSTEE, COLLATERAL, AGENT AND CO-TRUSTEE

Section 7.01.  Duties of Trustee.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (b)      Except during the continuance of an Event of Default:

                  (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

                  (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions furnished to the Trustee to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

                  (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                  (4) The Trustee shall not be required to risk or expend its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or the exercise of any of its rights or powers if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnification against such risk or loss, including the reasonable fees and expenses of the Trustee's agents and counsel, is not reasonably assured to it.

         (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

         (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to its against any loss, liability or expense, including but not limited to reasonable fees and expenses of the Trustee's agents and counsel.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02.  Rights of Trustee.

         (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

         (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

Section 7.03.  Individual Rights of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections
7.10 and 7.11.

Section 7.04.  Trustee's Disclaimer.

         The Trustee is not responsible for and makes no representation as to the validity or adequacy of this Indenture, the Collateral Agreements or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in the Indenture, any of the Collateral Agreements or any other document in connection with the offer and sale or any of the Securities or any statement in the Securities other than its authentication. The Trustee makes no representation as to the validity, value or condition of any property covered or intended to be covered by the Lien of the Collateral Agreements or any part thereof or as to the title of the Company thereto or as to the security afforded hereby or thereby. The Trustee may rely on the opinions delivered pursuant to
Section 10.2 and need not make any independent inquiry into the creation or perfection of any Liens required by this Indenture or the Collateral Agreements.

Section 7.05.  Notice of Defaults.

     If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Securityholders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment on any Security (including any failure to make any mandatory redemption payment required hereunder), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

Section 7.06.  Reports by Trustee to Holders.

     Within 60 days after the reporting date stated in Section 11.10, the Trustee shall mail to Securityholders a brief report dated as of such reporting date that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss. 313(b). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

     A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange on which the Securities are listed. The Company shall notify the Trustee when the

Securities are listed on any stock exchange.

Section 7.07.  Compensation and Indemnity.

     The Company shall pay to the Trustee and the Collateral Agent from time to time reasonable compensation for their services hereunder. The Trustee's and Collateral Agent's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee and the Collateral Agent upon request for all reasonable out-of-pocket expenses incurred by them (including costs of collection in addition to its compensation for its services). Such expenses shall include the reasonable fees and expenses of the Trustee's and the Collateral Agent's agents, accountants, experts and counsel.

     The Company shall indemnify the Trustee and the Collateral Agent (in their individual and fiduciary capacities) and each of their officers, directors, employees, attorneys-in-fact and agents for, and shall hold each of such persons harmless against any loss, liability, expense, disbursement (including any and all environmental claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever incurred by or asserted against the Trustee, its officers, directors, employees, attorneys-in-fact, agents or counsel) in connection with the administration of the Trust created by this Indenture, the performance of its duties hereunder or the exercise of its rights hereunder. Each of the Trustee and the Collateral Agent shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee and the Collateral Agent shall cooperate in the defense. The Trustee and the Collateral Agent may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     Notwithstanding the preceding paragraph, the Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee or the Collateral Agent (or any other party listed in the foregoing paragraph) through its own negligent action, its own negligent failure to act or own willful misconduct.

     To secure the Company's payment obligations in this Section, the Trustee and the Collateral Agent shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities.

     When the Trustee or the Collateral Agent incurs expenses or renders services after an Event of Default specified in Section 6.01(7) or (8) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08.  Replacement of Trustee.

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

     The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

                  (1)  the Trustee fails to comply with Section 7.10;

                  (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (3)  a custodian or public officer takes charge of the
                           Trustee or it property; or

                  (4)  the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring trustee with respect to expenses and liabilities incurred by it prior to such replacement.

Section 7.09.  Successor Trustee by Merger, etc.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10.  Eligibility; Disqualification.

     This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a). The Trustee shall always have a combined capital and surplus as stated in Section 11.16. The Trustee is subject to TIA ss. 310(b), including the optional provision permitted by the second sentence of TIA ss. 310(b)(9).

Section 7.11.  Preferential Collection of Claims Against Company.

     The  Trustee  is  subject  to  TIA  ss.  311(a),   excluding  any  creditor
relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

Section 7.12.  Appointment of Co-Trustee and Collateral Agent.

     If the Trustee deems it necessary or desirable in connection with the ownership of the Collateral and the enforcement of the Collateral Agreements, the Trustee may appoint a Collateral Agent or Co-Trustee with such powers of the Trustee as may be designated by the Trustee at the time of such appointment or subsequent thereto or as may be contemplated herein. Concurrently with the execution of this Indenture, the Trustee hereby appoints The State Street Bank and Trust Company, N.A., as the Collateral Agent to act as required by this Indenture and the Collateral Agreements. The provisions of this Article 7 other than the provisions of Section 7.05, 7.06 and 7.10 shall apply in favor of the Collateral Agent or any Co-Trustee and each of their officers, directors, employees, attorneys-in-fact and agents.

Section 7.13.  Trustee and Collateral Agent To Cooperate.

     In exercising any remedies under this Indenture and any or all of the Collateral Agreements, the Trustee and the Collateral Agent shall cooperate. In addition, in exercising any remedies under any or all of the Collateral Agreements, the Collateral Agent shall act only upon the direction of the Trustee. If the Collateral Agent fails to so act, the Trustee, as attorney-in-fact of the Collateral Agent, may act for the

Collateral Agent. When any notice to, or consent by, the Collateral Agent is required by the provisions of this Indenture or any of the Collateral Agreements, such notice or consent shall be sufficient if given to, or made by, the Trustee, who shall for such purposes act as attorney-in-fact for the Collateral Agent.



                           ARTICLE 8
                     DISCHARGE OF INDENTURE

Section 8.01.  Termination of Company's Obligations.

     This Indenture shall cease to be of further effect (except that the Company's obligations under Section 7.07 and the Trustee's and Paying Agent's obligations under Section 8.03 shall survive) when all outstanding Securities theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Securities which have been replaced or paid) to the Trustee for cancellation and the Company has paid all sums payable hereunder. In addition, the Company may terminate all of its obligations under this Indenture if:

                  (1) the Company irrevocably deposits in trust with the Trustee or, at the option of the Trustee, with a trustee satisfactory to the Trustee and the Company under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, money or U.S. Government Obligations sufficient to pay when due principal and interest on the Securities to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder accompanied by a favorable accountants' certificate as to the sufficiency of such Obligations, without consideration of any reinvestment of interest, to pay, when due, the principal of and interest on the Securities, provided that (i) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations to the Trustee and (ii) the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Securities;

                  (2) the Company delivers to the Trustee an Officer's Certificate stating that all conditions precedent to satisfaction and discharge of this Indenture have been complied with, and an Opinion of Counsel to the same effect;

                  (3) no Default or Event of Default shall have occurred and be continuing on the date of such deposit; and

                  (4)  the Company shall have delivered to the Trustee an

         Opinion of Counsel or a ruling received from the Internal Revenue Service to the effect that the Holders of the Securities will not recognize income, gain or loss for Federal income tax purposes as a result of the Company's exercise of its option under this Section 8.01 and will be subject to Federal income tax on the same amount and in the same manner and as the same times as would have been the case if such option had not been exercised.

     Then, this Indenture shall cease to be of further effect (except as aforesaid and except as provided in the next succeeding paragraph), and the
Trustee, on demand of the Company, shall execute proper instruments acknowledging confirmation of and discharge under this Indenture and the release of the Collateral under the Collateral Agreements. However, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 4.01, 4.04, 7.07, 7.08 and
8.04 and the Trustee's and Paying Agent's obligations in Section 8.03 shall survive until the Securities are no longer outstanding. Thereafter, only the Company's obligations in Section 7.07 and the Company's and the Trustee's and Paying Agent's obligations in Section 8.03 shall survive.

     After such irrevocable deposit made pursuant to this Section 8.01 and satisfaction of the other conditions set forth herein, the Trustee and the Collateral Agent, as applicable, upon request shall acknowledge in writing the discharge of the Company's obligations under this Indenture and the Collateral Agreements except for those surviving obligations specified above.

     In order to have money available on a payment date to pay principal or interest on the Securities, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

     "U.S. Government Obligations" means direct obligations of the United States of America, or any agency or instrumentality thereof, for the payment of which the full faith and credit of the United States of America is pledged.

Section 8.02.  Application of Trust Money.

     The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal and interest on the Securities.

Section 8.03.  Repayment to Company.

     The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time.

     The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Company shall have first caused notice of such payment to the Company to be mailed to each Securityholder entitled thereto no less than 30 days prior to such payment. After payment to the Company, Securityholders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

Section 8.04.  Reinstatement.

     If (i) the Trustee or Paying Agent is unable to apply any money in accordance with Section 8.02 by reason of any order or judgment of any court or governmental authority enjoining restraining or otherwise prohibiting such application and (ii) the Holders of at least a majority in principal amount of the then outstanding Securities so request by written notice to the Trustee, the Company's obligations under this Indenture, the Securities and the Collateral Agreements shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02; provided, however, that if the Company makes any payment of interest on or principal of any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.



                          ARTICLE 9
                          AMENDMENTS

Section 9.01.  Without Consent of Holders.

     The Company and the Trustee may amend this Indenture, the Securities or the Collateral Agreements without the consent of any Securityholder:

                  (1)  to cure any ambiguity, defect or inconsistency,

                  (2)  to comply with Section 5.01;

                  (3) to provide for uncertificated Securities in addition to or in place of certificated Securities;

                  (4) to make any change that does not adversely affect the legal rights hereunder of any Securityholder; or

                  (5) to comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA.

Section 9.02.  With Consent of Holders.

     Subject to Section 6.07, the Company and the Trustee may amend this Indenture, the Securities or the Collateral Agreements with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities. Subject to Sections 6.04 and 6.07, the Holders of a majority in principal amount of the Securities then outstanding may also waive compliance in a particular instance by the Company with any provision of this Indenture, the Securities or the Collateral Agreements. However, without the consent of each Securityholder affected, an amendment or waiver under this Section may not (with respect to any Securities held by non-consenting Holders):

                  (1) reduce the amount of Securities whose Holders must consent to an amendment or waiver;

                  (2) reduce the rate of or change the time for payments of interest on any Security;

                  (3) reduce the principal of or change the fixed maturity of any Security or alter the redemption provisions of Section 3.07 hereof or of paragraph 5 of the Securities with respect thereto;

                  (4) make any Security payable in money other than that stated in the Security;

                  (5) make any change in Section 6.04, 6.07 or 9.02 (this sentence); or

                  (6) waive a Default in the payment of the principal of, or interest on, any Security.

     To secure a consent of the Holders under this Security, it shall not be necessary for the Holders to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment or waiver under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.

Section 9.03.  Compliance with Trust Indenture Act.

     Every amendment to this Indenture or the Securities shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

Section 9.04.  Revocation and Effect of Consents.

     Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officer's Certificate certifying that the Holders of the requisite principal amount of Securities have consented to the amendment or waiver, but in any event before the effective date thereof.

     The Company may, but shall not be obligated to fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Securities required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

     After an amendment or waiver becomes effective it shall bind every Securityholder, unless it is of the type described in any of clauses (1) through
(6) of Section 9.02. In such case, the amendment or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder or a Security that evidences the same debt as the consenting Holder's Security.

Section 9.05.  Notation on or Exchange of Securities.

     The Trustee may place an appropriate notion about an amendment or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may issue and the Trustee shall authenticate new Security that reflect the amendment or waiver.




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Section 9.06.  Trustee Protected.

     The Trustee shall sign all supplemental Indentures, except that the Trustee need not sign any supplemental indenture that adversely affects its rights.



                              ARTICLE 10
                               SECURITY

Section 10.01.  Collateral Agreements.

     (a) The Company hereby agrees to grant to the Collateral Agent for the benefit of the Collateral Agent (it being understood that, except as expressly stated otherwise, throughout this Indenture and the Collateral Agreements and in this Article 10 specifically, references to the Collateral Agent are to it solely as Collateral Agreements and not in its individual capacity), the Trustee and Securityholders a Security Interest in the Collateral, all as more particularly set forth in this Indenture and the Collateral Agreements.

     (b) After the original issuance of the Securities, if the Company shall from time to time acquire any asset or property (including real property) (i) which, in the case of any asset or property other than real property, constitutes or, but for any release provide pursuant to Section 10.04, would constitute "Collateral" under the Security Agreement or the Intellectual Property Security Agreements or "Pledged Collateral" under the Pledge Agreement,
(ii) which, at any time after acquisition by the Company, is not subject to any Purchase Money Lien permitted by this Indenture for a period of 180 consecutive days or more, and (iii) which is not a Specified Asset, then within thirty (30) days of the expiration of the applicable 180 day period, the Company agrees to grant to the Collateral Agent (provided such asset or property is not already subject to, or which will not upon acquisition by the Company, become subject to, a perfected Security Interest) for the benefit of the Trustee, the Collateral Agent and the Holders a Lien in such asset or property and shall from time to time execute, acknowledge, deliver and cause to be recorded all further agreements, instruments and documents, and take all further action that may be necessary or desirable, or that the Trustee, the Collateral Agent or the Holders may reasonably request, to grant, perfect, protect and preserve such security interest and Lien in favor of the Collateral Agent, for the benefit of itself, the Trustee and the Holders in such asset or property (provided such asset or property is not already subject to, or which will not, upon acquisition by the Company, become subject to, a perfected Security Interest) as security for the Obligations of the Company under this Indenture. "Specified Asset" means any asset or property of the Company which (i) with respect to any real




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property,  is acquired  after the date of this Indenture and (ii) (A) has a fair market value of $50,000 or less or (B) is an interest in real property the encumbrance of which is prohibited by the agreement, document or instrument governing such interest in real property or (C) constitutes a fixture which is located on real property leased by the Company under an operating lease or (D) is personal property the encumbrance of which is prohibited by a lease or other agreement governing or evidencing that particular property or (E) is personal property the encumbrance of which is prohibited by applicable law; provided, that (i) Capital Stock of a Subsidiary, (ii) Intellectual Property, (iii) any new lease of any significant manufacturing facility(ies) of the Company and (iv) any asset or property already subject to, or which will, upon acquisition by the Company, become subject to, a perfected Security Interest (whether or not it has a fair market value of $50,000 or less) shall be excluded from this definition and shall not under any circumstance constitute Specified Assets.

     (c)  Notwithstanding  anything to the  contrary in this  Indenture  (except
Section 10.1(d)) or the Collateral Agreements, the Holders acknowledge that neither the Trustee, the Collateral Agent nor any other security trustee is or will be perfecting Liens under the laws of jurisdictions other than the United States and states and territories (including local jurisdictions) thereof, taking possession of any instrument or document of title (other than certificated securities in a Subsidiary), complying with the Assignment of Claims Act, or perfecting or making effective Liens other than pursuant to (i) the applicable Uniform Commercial Code (including any successor statute), (ii) laws of the United States and states and territories (including local jurisdictions) thereof pertaining to patents, trademarks, copyrights or other Intellectual Property, (iii) laws of the United States and states and territories (including local jurisdictions) thereof governing interests in real property, and (iv) laws of the United States and states and territories (including local jurisdictions) thereof governing Liens and security interests in aircraft, ships, motor vehicles, trailers and similar personal property.

     (d) Notwithstanding anything to the contrary in this Indenture or the Collateral Agreements, (i) under no circumstance will the Company be required to or will be deemed to (A) grant or perfect any Lien with respect to any Specified Asset except to the extent granted under the Security Agreement, (B) continue the perfection of any Security Interest in any Specified Asset having a fair market value of $50,000 or less, or (C) grant or perfect any Lien against (1) cash, "deposit accounts" (as such term is defined in Section 9105 of Uniform Commercial Code as in effect in the State of New York), or Cash Equivalents, or
(2) "accounts" or "inventory" (as such terms are defined in the Uniform Commercial Code as in effect in the State of New York), including receivables and other rights to the payment of money arising out of the sale or other




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disposition of inventory, contractual obligations of account debtors relating to accounts owing to the Company, and the Company's rights under purchase orders for inventory or proceeds thereof or (3) books, records and information of the Company pertaining to accounts or inventory, or proceeds thereof, including without limitation, all documents, books, records and other media for the storage of information (including without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) maintained by the Company or any of its agents or representatives with respect to accounts or inventory, suppliers or purchasers of inventory or persons or entities obligated under accounts, or (4) general intangibles and any other intangible personal property (other than Intellectual Property) relating or pertaining to accounts or inventory and (ii) no property set forth in the foregoing clause (C) shall be included in the definition of "Collateral" or be deemed to constitute collateral under the Indenture or any Collateral Agreement, and (iii) no Security Interest or Lien against the property set forth in the foregoing clause (C) shall be deemed to have been granted or to exist under the Indenture or under any Collateral Agreement.

     (e) Each Securityholder, by accepting a Security, agrees to all of the terms and provisions of the Collateral Agreements as the same may be in effect or may be amended from time to time. The due and punctual payment of the principal, and premium, if any, of, and interest on the Securities when and as the same shall be due an payable, whether on an interest payment date, at maturity, by acceleration, call for redemption or otherwise, and interest on the overdue principal, premium, if any, and interest, if any, of the Securities and payment and performance of all other Obligations of the Company to the Holders, the Collateral Agent or the Trustee under this Indenture and the Securities, according to the terms hereunder or thereunder, shall be secured as provided hereunder and in the Collateral Agreements.

     (f) The Securityholders acknowledge that the Company has granted a prior perfected security interest in the Collateral to a collateral agent under the Old Indenture (the "Old Collateral Agent") for the benefit of the holders of the Company's Series A and Series B 10 3/4% Senior Secured Notes, due 2000 (collectively, the "Old Notes"). The Trustee and the Collateral Agent hereby agree to enter into an intercreditor agreement with the Old Trustee and the Old Collateral Agent, pursuant to which the benefit of the Collateral will be shared by the Old Trustee, the Old Collateral Agent, the holders of the Old Notes, the Trustee, the Collateral Agent, and the Holders of the Securities, such sharing to be ratable based on the aggregate principal amount outstanding of Securities and Old Notes.




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Section 10.02.  Recording, Etc.

     The Company will cause the applicable Collateral Agreements including the Deed of Trust, the Security Agreement, the Intellectual Property Security Agreements, the Pledge Agreement, any financing statement and any fixture filing, all amendments or supplements to each of the foregoing and any other similar security documents as necessary to be registered, recorded and filed and/or re-recorded, re-filed and renewed in such manner and in such place or places, if any, as may be required by law or reasonably requested by the Trustee in order to fully preserve and protect the Security Interests and to effectuate and preserve the security therein of the Securityholders and all rights of the Trustee.

     The Company shall furnish to the Trustee:

     (a) promptly after the execution and delivery of this Indenture, and promptly after the execution and delivery of any other instrument of further assurance or amendment granting, perfecting, protecting, preserving or making effective a Security Interest pursuant to any Collateral Agreement, an Opinion of Counsel either (i) stating that, in the opinion of such counsel, subject to Sections 10.01(b), (c) and (d), this Indenture and the Collateral Agreements, financing statements and fixture filings then executed and delivered, as applicable, and all other instruments of further assurance or amendment then executed and delivered have been properly recorded, registered and filed to the extent necessary to perfect the Security Interests created by this Indenture and the Collateral Agreements and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that as to such Collateral Agreements and such other instruments, such recording, registering and filing are the only recordings, registerings and filings necessary to perfect such Security Interests and that no re-recordings, re-registerings or re-filings are then necessary to maintain such perfection, and further stating that all financing statements and continuation statements have been executed and filed that are then necessary to perfect such Security Interests or (ii) stating that, in the opinion of such counsel, subject to Sections 10.01(b), (c) and (d), no such action is necessary to perfect any Security Interest created under this Indenture or any of the Collateral Agreements as intended by this Indenture and such Collateral Agreements; and

     (b) within 30 days after January 1, in each year beginning with the year 19984, an Opinion of Counsel, dated as of such date, either (i) stating that, in the opinion of such counsel, such action has been taken with respect to the recording, registering, filing, re-recording, re- registering and re-filing of this Indenture, all Collateral Agreements, financing statements, continuation statements or other instruments of further assurance as are then necessary to perfect or continue the perfection of the Security Interests created thereunder and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that, subject to Section 10.01(b), (c) and (d), all financing statements and continuation statements have been executed and filed that are then necessary to perfect or continue the perfection of such Security Interests or (ii) stating that, in the opinion of such counsel, subject to Sections 10.01(b), (c) and (d), no such action is then necessary to perfect or continue the perfection of such Security Interests.

Section 10.03. Authorization of Actions to be Taken by the Collateral Agent Under the Collateral Agreements.

     The Collateral Agent upon the direction of the Trustee may, in its sole discretion and without the consent of the Securityholders (but shall have no obligation to), take all actions it deems necessary or appropriate in order to
(a) enforce any of the terms of the Collateral Agreements and (b) collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder. Subject to the provisions of the Collateral Agreements, the Collateral Agent upon the direction of the Trustee shall have power (but no obligation) to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of the Collateral Agreements or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Securityholders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security hereunder or be prejudicial to the interests of the Securityholders or of the Trustee).

Section 10.04.  Release of Lien.

     (a) All or any part of the Collateral may be released from the Security Interests at any time or from time to time in accordance with the provisions of the Collateral Agreements and as provided hereby.

     (b) So long as no Default or Event of Default exists, upon the request of the Company and the furnishing of an Officers' Certificate and Opinion of counsel certifying that all conditions precedent to the release of the Collateral have been met and any report, appraisal or other document required by the TIA (including, without limitation, under TIA ss.ss. 314(b) and (d), to the extent applicable) in connection with such release have been delivered, the Collateral Agent upon the direction of




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



the Trustee shall release (i) Collateral or any part thereof or interest therein which is proposed to be sold by the Company, and (ii) Collateral which is subject to a Purchase Money Lien permitted by this Indenture; provided that, in the case of Section 10.04(b)(ii), the Trustee shall have received an Officers' Certificate of the Company (x) stating that (A) the property or assets constituting such Collateral has been subjected to a Purchase Money Lien permitted by this Indenture and (B) the release is requested by a Purchase Money Lienholder and (y) describing in reasonable detail the property or asset subject to such Purchase Money Lien and setting forth the name and address of such Purchase Money Lienholder.

     (c) Upon receipt of such Officers' Certificates and Opinion of Counsel (and other documents if applicable), the Collateral Agent upon the direction of the Trustee shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture and the Collateral Agreements, all without recourse or warranty and at the expense of the Company.

     (d) The release of any Collateral from the terms hereof and of the Collateral Agreements will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the applicable terms hereof and of the Collateral Agreements. The Trustee, the Collateral Agent and each of the Holders acknowledge that a release of the Collateral in accordance with the terms hereof and of the Collateral Agreements will not be deemed for any purpose to be an impairment of security under this Indenture.

     (e) Notwithstanding the foregoing, the Company may, without requesting the release or consent of the Trustee, sell, assign, transfer, or otherwise dispose of, free from the Security Interests, any machinery, equipment, or other personal property constituting Collateral that has become worn out, obsolete, or unserviceable.

Section 10.05.  Lien Subordination.

     (a) Purchase Money Liens permitted by this Indenture shall be automatically senior and prior in right to the Security Interests. The Trustee, the Collateral Agent and each Holder acknowledge that the rights of any Purchase Money Lienholders to receive proceeds from the disposition of Collateral subject to a Purchase Money Lien permitted by this Indenture is senior to the rights of the Holders, the Collateral Agent and those of the Trustee to receive proceeds from the disposition of such Collateral.

     (b) The priorities set forth in Section 10.05(a) are applicable irrespective of the order of creation, attachment or perfection of any Purchase Money Liens permitted by this Indenture or the Security Interests or any priority that might otherwise be available to the Holders, the Trustee, or any Purchase Money Lienholder under the applicable law.

     (c) The priorities set forth in Section 10.05(a) are premised upon the assumption that Purchase Money Liens permitted by this Indenture are duly and properly created and perfected and are not avoidable for any reason. Accordingly, to the extent that (but only for so long as) any Purchase Money Liens permitted by this Indenture are not duly and properly created an perfected or are avoidable for any reason, then the subordinations provided for in this
Section 10.05 or as requested by a Purchase Money Lienholder as evidence of such subordination shall not be effective as to the particular Collateral subject to such Purchase Money Liens; provided, however, that the Trustee, the Collateral Agent and each Holder, by accepting a Security, agree not to contest, or to bring (or voluntarily join in) any action or proceeding for the purpose of contesting, the validity, perfection or priority (as herein provided) of, or seeking to avoid, any Purchase Money Liens permitted by this Indenture, and provided further, that nothing herein shall be deemed or construed to prevent any Purchase Money Lienholder from commencing an action or proceeding to assert any right or claim it may have arising in connection with this Indenture or any documents evidencing Purchase Money Liens permitted by this Indenture.

     (d) If requested by a Purchase Money Lienholder to confirm that the rights of Purchase Money Lienholders are prior to those of the Collateral Agent, the Holders and the Trustee in any Collateral, the Collateral Agent upon the direction of the Trustee shall execute such reasonable documents as such Purchase Money Lienholder requests to evidence such prior rights upon delivery to the Trustee of (i) such documents and (ii) an Officers' Certificate of the Company (A) stating that (1) the property or assets constituting such Collateral are subject to a Purchase Money Lien permitted by this Indenture and (2) the execution of the documents is necessary to make effective the subordination of the Security Interests to such Purchase Money Lien intended to be created by this Section 10.05 or is requested by such Purchase Money Lienholder as evidence of such subordination and (B) describing in reasonable detail the property subject to such Purchase Money Lien and setting forth the name and address of such Purchase Money Lienholder.

Section 10.06.  Reliance on Opinion of Counsel.

     The Trustee and the Collateral Agent shall, before taking any action under this Article 10, be entitled to receive an Opinion of Counsel, stating the legal effect of such action, and that such action will not be in contravention of the provisions hereof, and such opinion shall be full protection to the Trustee and the Collateral Agent for any action taken or omitted to be taken in reliance thereon; provided, that the Trustee's action under this Article 10 shall at all times be and remain subject to its duties to determine whether or not the evidence required to be provided by this Indenture and by the Collateral Agreements conforms to the requirements of this Indenture and the Collateral Agreements, as the case may be.

Section 10.07.  Purchaser May Rely.

     A purchaser in good faith of the Collateral or any part thereof or interest therein which is purported to be transferred, granted or released by the Collateral Agent as provided in this Article 10 shall not be bound (i) to ascertain, and may rely on, the authority of the Collateral Agent to execute such transfer, grant or release, or (ii) to inquire as to the satisfaction of any conditions precedent to the exercise of such authority, or (iii) to determine whether the application of the purchase price therefor complies with the terms hereof.

Section 10.08.  Payment of Expenses.

     On demand of the Trustee, the Company forthwith shall pay or satisfactorily provide for all reasonable expenditures incurred by Trustee or the Collateral Agent under this Article 10 including the reasonable fees and expenses of counsel and all such sums shall be a Lien upon the Collateral and shall be secured thereby.

Section 10.09.  Trustee's and Collateral Agent's Duties.

     The powers and duties conferred upon the Trustee and the Collateral Agent by this Article 10 are solely to protect the Security Interests and shall not impose any duty upon the Trustee or the Collateral Agent to exercise any such powers and duties except as expressly provided in this Indenture. The Trustee and the Collateral Agent shall be under no duty to the Company whatsoever to make or given any presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, or other notice or demand in connection with any Collateral, or to take any steps necessary to preserve any rights against prior parties except as expressly provided in this Indenture. The Trustee and the Collateral Agent shall not be liable to the Company for failure to collect or realize upon any or all of the Collateral, or for any delay in so doing, nor shall the Trustee or the Collateral Agent be under any duty to the Company to take any action whatsoever with regard thereto. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for any monies actually received by it hereunder or under the Collateral Agreements, the Trustee and the Collateral Agent shall have no duty as to any Collateral or as to the taking of any Collateral. The Trustee and the Collateral Agent shall be deemed to have exercised reasonable care in the custody of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Trustee or the Collateral Agent accords its own property of like tenor.

Section 10.10. Authorization of Receipt of Funds by the Trustee and the Collateral Agent Under the Collateral Agreements.

     The Collateral Agent is authorized to receive any funds for the benefit of the Trustee distributed under the Collateral Agreements, and upon receipt thereof, immediately will distribute such funds to the Trustee for further distributions of such funds to the Holders according to the provisions of this Indenture.

Section 10.11.  Termination of Security Interests.

     Upon the payment in full of all Obligations of the Company under this Indenture and the Securities, the Security Interests shall terminate and all rights to the Collateral shall revert to the Company. Upon such termination of the Security Interests, the Trustee and the Collateral Agent will reassign and redeliver to the Company all of the Collateral which has not been sold, disposed of, retained or applied by the Trustee or the Collateral Agent in accordance with the terms hereof and the Collateral Agreements, and shall execute and deliver to the Company such documents as the Company shall reasonably request to evidence the termination of the Security Interests, all without recourse to or warranty by the Trustee, the Collateral Agent or the Holders and at the expense of the Company.

Section 10.12.  Certificates and Opinions.

     To the extent applicable, the Company shall cause (a) TIA ss. 314(b), relating to Opinions of Counsel regarding the Security Interest and (b) TIA ss. 314(d), relating to the release of Collateral from the Security Interests and Officers' Certificates or other documents regarding fair value of the Collateral, to be complied with. Any certificate or opinion required by TIA ss. 314(d) may be made by an Officer or the Company to the extent permitted by TIA ss. 314(d).



                          ARTICLE 11
                         MISCELLANEOUS

Section 11.01.  Trust Indenture Act Controls.

     If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 11.02.  Notices.

     Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by certified or registered mail, return receipt requested, to the other's address stated in
Section 11.10. The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications. If a notice or communication is mailed in the manner so provided, it is duly given when received.

     Any notice or communication to a Securityholder shall be mailed by first-class mail to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

     If a notice or communication is mailed to a Securityholder in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Company mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

     All other notices or communications shall be in writing.

Section 11.03.  Communication by Holders with Other Holders.

     Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

Section 11.04.  Certificate and Opinion as to Conditions Precedent.

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

              (a) an Officer's Certificate stating that, in the opinion of the signers, all conditions precedent, if any provided for in this Indenture relating to the proposed action have been complied with; and

              (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

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Section 11.05.  Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

              (1) a statement that the person making such certificate or opinion has read such covenant or condition;

              (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

              (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

              (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 11.06.  Rules by Trustee and Agents.

     The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.07.  Legal Holidays.

     A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open. If a payment date is a Legal Holiday at a place of payment, payments may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. Notwithstanding anything to the contrary contained in this
Section 11.07, if the principal amount of a Transfer Restricted Security is payable on a Legal Holiday, and is paid on the next succeeding day which is not a Legal Holiday, interest shall accrue on such principal amount until the date on which such principal amount is paid and payment of such accrued interest shall be made concurrently with the payment of such principal amount.

Section 11.08.  No Recourse Against Others.

     A director, officer, employee, incorporator or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by excepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

Section 11.09.  Counterparts.

     This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 11.10.  Variable Provisions.

     The Company initially appoints the Trustee as Paying Agent, Registrar and authenticating agent.

     The first certificate pursuant to Section 4.03 shall be for the fiscal year ending on December 31, 1997.

     The reporting date for Section 7.06 is May 15 of each year. The first reporting date is May 15, 1998.

     The Company's address is:

                           Wright Medical Technology, Inc.
                           5677 Airline Road
                           Arlington, Tennessee  38002
                           Attn:  Treasurer

     The Trustee's address is:

                           State Street Bank and Trust Company
                           Two International Place, 4th Floor
                           Boston, MA  02110
                           ATTN:  Corporate Trust Department
                           (Wright Medical Technology, Inc.
                           11 3/4% Senior Secured Step-Up Notes)

     The Collateral Agent's address is:

                           State Street Bank and Trust Company, N.A.
                           61 Broadway
                           Corporate Trust Window
                           New York, NY   10006
                           ATTN:  Corporate Trust Department
                           (Wright Medical Technology, Inc.
                           11 3/4% Senior Secured Step-Up Notes)

     Until such time as the Indenture shall have been qualified under the TIA and one or more Securities shall be registered pursuant to a registration statement filed under the Securities Act, and said Securities shall be transferred pursuant to the terms of an effective registration statement, or such earlier time as transfer of the Securities is no longer subject to the legend requirements imposed by Section (e) of the Letter of Transmittal, the Securities to the extent not so registered shall bear a legend to that effect, and except as otherwise provided in Section (e) of the Letter of Transmittal, transfer of such legended Securities shall be subject to the requirement that the Company and the Trustee receive a Certificate of Transfer and to the Company's right to require an Opinion of Counsel, reasonably satisfactory in form and substance to the Company and to the Trustee, that an exemption from registration under such Act is available.

Section 11.11.  Governing Law.

     THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS
INDENTURE AND THE SECURITIES, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

Section 11.12.  No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture. In the event of any inconsistency between the Indenture and the Collateral Documents, the Indenture shall govern.

Section 11.13.  Successors.

     All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 11.14.  Severability.

     In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.15.  Table of Contents, Headings, Etc.

     The Table of Contents, Cross-Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 11.16.  Qualification of Indenture.

     The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all costs and expenses (including attorneys' fees and expenses for the Company, the Trustee and the Holders of the Securities) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of the Indenture and the Securities and printing this Indenture and the Securities. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA. The Trustee shall always have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

Section 11.17.  Amendments to Collateral Agreements.

     Unless the context otherwise requires, any reference to any of the Collateral Agreements shall be deemed to be a reference to such

Collateral Agreement as it may be amended, supplemented or otherwise modified from time to time as permitted by this Indenture.

Section 11.18.  Registration Rights.

     Certain   Holders  of  Restricted   Securities   are  entitled  to  certain
Registration Rights with respect to such Securities pursuant to, and subject to the terms of, the Registration Rights Agreement.

                                          SIGNATURES

Dated:  as of ________________            WRIGHT MEDICAL TECHNOLOGY, INC.



                                          By:_______________________________


Attest:_____________________              Title:____________________________

       _____________________


Dated: as of ________________             STATE STREET BANK AND TRUST
                                          COMPANY, AS TRUSTEE



                                          By:_________________________________

                                          Title:____________________________


                                    (SEAL)

Agreement to Act and Acknowledgment

     We agree to act as Collateral Agent as contemplated by Section 7.12 hereof, acknowledge the provisions of this Indenture and agree to the terms hereof including, in particular, the provisions of Section 7.12 hereof.

Dated:  as of ________________

Dated:  as of ________________            STATE STREET BANK AND TRUST
                                          COMPANY, N.A., AS COLLATERAL
                                          AGENT


                                          By:________________________________

                                          Title:_____________________________